SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. [ ])

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Drew Industries Incorporated
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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DREW INDUSTRIES INCORPORATED

200 Mamaroneck Avenue
White Plains, New York 10601

Notice of Annual Meeting of Stockholders
to be held May 18, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DREW INDUSTRIES INCORPORATED (the “Company”) will be held at The Renaissance Dallas Hotel, 2222 Stemmons Freeway, Dallas, Texas 75207 on May 18, 2011 at 9:00 A.M., for the following purposes:

(1)	To elect a Board of eight Directors;

(2)	To approve the Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated;

(3)	To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement;

(4)
To recommend, in an advisory and non-binding vote, whether a non-binding stockholder vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years;

(5)	To ratify the selection of KPMG LLP as independent auditors for the Company for the year ending December 31, 2011; and

(6)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Holders of record of the Company’s Common Stock at the close of business on the 22nd day of March, 2011 shall be entitled to vote on all matters to be considered at the meeting or any adjournment or postponement thereof.

A list of all stockholders entitled to vote at the meeting will be available for inspection for the ten days prior to the meeting at the office of the Company and will be available for inspection at the time of the meeting, at the place thereof.
By Order of the Board of Directors

LEIGH J. ABRAMS

Chairman of the Board of Directors

Dated: April 8, 2011
White Plains, N.Y.

NOTICE TO HOLDERS OF COMMON STOCK

IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND
RETURN THE ENCLOSED PROXY CARD SO THAT YOU WILL BE REPRESENTED.
A POST-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
IF YOU ARE VOTING OVER THE INTERNET, PLEASE DO NOT RETURN
THE ENCLOSED PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2011.

THIS PROXY STATEMENT AND OUR 2010 ANNUAL REPORT TO STOCKHOLDERS, INCLUDING OUR 2010 ANNUAL REPORT ON FORM 10-K, ARE AVAILABLE AT HTTP://WWW.PROXYVOTE.COM.

DREW INDUSTRIES INCORPORATED

200 Mamaroneck Avenue
White Plains, New York 10601

PROXY STATEMENT

The accompanying Proxy is solicited by the Board of Directors of Drew Industries Incorporated, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held at The Renaissance Dallas Hotel, 2222 Stemmons Freeway, Dallas, Texas 75207 on May 18, 2011 at 9:00 A.M., or any adjournment or postponement thereof, at which holders of record of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 22, 2011 (the “Record Date”) shall be entitled to vote on all matters considered at the meeting.

The cost of solicitation by the Company, including postage, printing and handling, and the expenses incurred by brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners will be borne by the Company. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls, telegrams and personal solicitation. Management may also use the services of directors and employees of the Company to solicit Proxies, without additional compensation.

All validly completed and executed Proxies received by the Company (whether by mail or via the Internet) in time for the Annual Meeting will be voted for the Directors named in Proposal 1 in the manner indicated on the proxies and, if no contrary instructions are indicated, “FOR” the Directors named in Proposal 1, “FOR” Proposals 2, 3 and 5, and for “ONE YEAR” with respect to Proposal 4.  If specific instructions are indicated, the Proxies will be voted in accordance with such instructions. Each Proxy executed and returned by holders of the Common Stock may be revoked at any time thereafter, except as to matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. A Proxy may be revoked by giving written notice of revocation to the Secretary of the Company or to any of the other persons named as proxies, or by giving a Proxy with a later date, or by attending the Annual Meeting and voting in person. This Proxy Statement and the form of Proxy solicited from holders of the Common Stock are expected to be sent or given to stockholders on or about April 8, 2011.

If you hold shares of the Company’s Common Stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day until 11:59 P.M., Eastern Time, on May 17, 2011. You will be able to confirm that your instructions have been properly recorded. If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet voting also will be available to stockholders owning shares held in “street name”. If you vote via the Internet, you do not need to return your proxy card.

The Annual Report to Stockholders of the Company for the year ended December 31, 2010 together with this Proxy Statement is being mailed to each stockholder of record who requested paper copies of these materials.

THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS) IS PART OF THE ANNUAL REPORT TO STOCKHOLDERS WHICH ACCOMPANIES THIS PROXY STATEMENT. ADDITIONAL COPIES WILL BE FURNISHED TO ANY STOCKHOLDER WITHOUT CHARGE UPON REQUEST TO THE COMPANY AT 200 MAMARONECK AVENUE, WHITE PLAINS, NEW YORK 10601, TELEPHONE (914) 428-9098, E-MAIL DREW@DREWINDUSTRIES.COM. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE THROUGH LINKS ON THE COMPANY’S WEBSITE WWW.DREWINDUSTRIES.COM AND AT WWW.PROXYVOTE.COM ..

THE COMPANY

The Company was incorporated under the laws of Delaware on March 20, 1984. The Company’s principal executive and administrative offices are located at 200 Mamaroneck Avenue, White Plains, New York 10601; telephone number (914) 428-9098; website: www.drewindustries.com; e-mail: drew@drewindustries.com. Note that the information located on our website, whether or not referred to in this Proxy Statement, is not incorporated by reference into this Proxy Statement.

VOTING SECURITIES

The Company’s Common Stock trades on the New York Stock Exchange (“NYSE”) under the symbol “DW”.

Voting

Stockholders of record will be entitled to one vote on each matter for each share of Common Stock held on the Record Date. At the close of business on the Record Date, there were 22,069,226 shares of our Common Stock outstanding and eligible to vote at the meeting.  A majority of the outstanding shares of Common Stock must be present or represented by proxy at the meeting in order to have a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum.  “Broker non-votes” means shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion.

Proposal 1 - Directors:  Directors are elected by a plurality of the votes cast at the Meeting on this proposal.  This means that the eight nominees who receive the most votes will be elected. Under the New York Stock Exchange (“NYSE”) rules, your brokerage firm or other nominee is not permitted to vote your shares with respect to Proposal 1 without specific instructions from you as to how to vote with respect to the election of each of the eight nominees for director, because the election of directors is not considered a “routine” matter under the NYSE rules. Abstentions, and broker-non-votes represented by submitted proxies. will not be taken into account in determining the outcome of the election of directors.

Proposal 2 - Incentive Plan: To be approved, this proposal requires an affirmative vote of a majority of the votes cast. This means that the votes that our stockholders cast “FOR” this proposal must exceed the votes that our stockholders cast “AGAINST” this proposal at the Meeting. Proposal 2 is not considered a "routine" matter under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE will not be able to vote the shares of customers from whom they have not received voting instructions with regard to this proposal. Abstentions, and broker non-votes represented by submitted proxies, will not be taken into account in determining the outcome of this proposal.

Proposal 3 - Compensation:  To be approved, this proposal requires an affirmative vote of a majority of the votes cast. This means that the votes that our stockholders cast “FOR” this proposal must exceed the votes that our stockholders cast “AGAINST” this proposal at the Meeting. Because your vote is advisory, it will not be binding on the Board of Directors or the Company. Proposal 3 is not considered a "routine" matter under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE will not be able to vote the shares of customers from whom they have not received voting instructions with regard to this proposal. Abstentions, and broker non-votes represented by submitted proxies, will not be taken into account in determining the outcome of this proposal.

Proposal 4 - Frequency of Vote:  A plurality of the votes cast at the Meeting will determine, in a non-binding vote, whether the advisory and non-binding vote to approve the compensation of our named executive officers will occur every three years, every two years or every year. Because your vote is advisory, it will not be binding on the Board of Directors or the Company. Proposal 4 is not considered a “routine” matter under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE will not be able to vote the shares of customers from whom they have not received voting instructions with regard to this proposal. Abstentions, and broker non-votes represented by submitted proxies, will not be taken into account in determining the outcome of this proposal.

Proposal 5 - Auditors:  To be approved, this proposal requires an affirmative vote of a majority of the votes cast.  This means that the votes that our stockholders cast “FOR” this proposal must exceed the votes that our stockholders cast “AGAINST” this proposal at the Meeting.  Proposal 5 is considered a "routine" matter under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE have the authority under those rules to vote their customers' shares on Proposal 5 if the customers have not furnished voting instructions within a specified period of time prior to the Meeting. Abstentions will not be taken into account in determining the outcome of this proposal.

In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in their notice.

If the persons present or represented by proxy at the meeting constitute the holders of less than a majority of the outstanding shares of Common Stock as of the Record Date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. Votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and, if possible, broker non-votes.

Recommendations of the Board of Directors

The Board of Directors recommends that you vote FOR each of the nominees for the Board of Directors (Proposal 1), FOR approval of the Amended and Restated Equity Award and Incentive Plan (Proposal 2), FOR approval of the compensation of the Company’s named executive officers (Proposal 3), “ONE YEAR” with respect to the frequency of an advisory vote on compensation (Proposal 4), and FOR ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011 (Proposal 5).

Principal Holders of Voting Securities

Set forth below is information with respect to each person known to the Company on March 22, 2011 to be the beneficial owner of more than five percent of any class of the Company’s voting securities, which consists of Common Stock only (including options which are exercisable within 60 days):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Approximate Percent of Class

Edward W. Rose, III(1)	2,123,198	(3)	9.2%
2100 McKinney – Suite 1780 Dallas, TX 75201

Royce & Associates, LLC(1)	2,082,703	(2)	9.1%
745 Fifth Avenue New York, NY 10151

Columbia Wanger Asset Management, LLC(1)	1,966,600	(2)	8.6%
227 West Monroe Street, Suite 3000 Chicago, IL 60606

T. Rowe Price Associates, Inc.	1,960,250	(2)	8.5%
100 E. Pratt Street Baltimore, MD 21202

BlackRock, Inc.(1)	1,778,589	(2)	7.7%
40 East 52nd Street New York, NY 10022

First Manhattan Co.	1,392,722	(2)	6.1%
437 Madison Avenue New York, NY 10022

(1)	The person named has sole voting and investment power with respect to such shares.
(2)	As of December 31, 2010.
(3)	See “Voting Securities – Security Ownership of Certain Beneficial Owners and Management”.

To the knowledge of the Company, other than persons acting as nominees or custodians for various stock brokerage firms and banks, which persons do not have beneficial ownership of the Common Stock, no other person owns of record or beneficially more than five percent of the voting securities of the Company.

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information with respect to beneficial ownership at March 22, 2011 of the Common Stock (including options which are exercisable within 60 days) by each Director, each of whom is a nominee for election, and by all Directors and Executive Officers of the Company as a group, including the executive officers named in the Summary Compensation Table.

On December 28, 2010, the Company paid a special cash dividend of $1.50 per share to holders of record of its Common Stock on December 20, 2010. In connection with the cash dividend, the Compensation Committee of the Company’s Board of Directors reduced the exercise price of all the outstanding stock options by $1.50 per share. All option exercise prices reflect the reduced exercise price.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Approximate Percent of Class

Edward W. Rose, III, Director(1)	2,123,198	(2)	9.2%

Leigh J. Abrams, Director(1)	277,679	(3)	1.2%

Fredric M. Zinn, Director and Executive Officer(1)	114,880	(4)	0.5%

Jason D. Lippert, Director and Executive Officer	120,212	(5)	0.5%

Scott T. Mereness, Executive Officer	49,600	(6)	0.2%

Joseph S. Giordano III, Executive Officer	29,200	(7)	0.1%

James F. Gero, Director(1)	189,427	(8)	0.8%

Frederick B. Hegi, Jr., Director	128,692	(9)	0.6%

David A. Reed, Director	53,811	(10)	0.2%

John B. Lowe, Jr., Director	50,106	(11)	0.2%

All Directors and Executive Officers as a group (12 persons including the above-named. Persons in the group who are not directors, nominees or named executive officers, and who own individually less than 1%, are not listed)	3,175,555	(12)	13.8%

(1)
Pursuant to Rules 13-1(f)(1)-(2) of Regulation 13-D of the General Rules and Regulations under the Exchange Act, on May 31, 1989, the persons indicated, together with certain other persons, jointly filed a single Schedule 13-D Statement (as amended) with respect to the securities listed in the foregoing table. Such persons made the single, joint filing because they may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act, although neither the fact of the filing nor anything contained therein shall be deemed to be an admission by such persons that a group exists.

(2)
Mr. Rose has sole voting and dispositive power with respect to the shares owned by him. Excludes deferred stock units representing 21,111 shares granted to Mr. Rose in lieu of cash compensation in payment of director’s fees which are not issuable within 60 days. Includes 196,000 shares owned by Cardinal Investment Company, Inc. Profit Sharing Plan, of which Mr. Rose is Trustee. Mr. Rose is the sole stockholder of Cardinal Investment Company, Inc. Excludes 200,000 shares of Common Stock held in trusts for the benefit of members of Mr. Rose’s immediate family. Mr. Rose’s wife has sole voting and investment power with respect to an additional 27,840 shares owned by her of record, which are also excluded. Mr. Rose disclaims any beneficial interest in such shares. In December 2005, 2006 and 2007, Mr. Rose was granted options to purchase 7,500 shares at $27.21, $24.89 and $26.59 per share, respectively; in December 2008, November 2009 and November 2010, Mr. Rose was granted options to purchase 12,500 shares at $12.72 per share, 7,500 shares at $19.49 per share and 11,500 shares at $19.67 per share, respectively. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned. See “Voting Securities – Principal Holders of Voting Securities”.

(3)
Mr. Abrams has sole voting and dispositive power with respect to such shares. In November 2005, 2007, 2008, 2009 and 2010, Mr. Abrams was granted options to purchase, respectively, 25,000 shares at $26.83 per share, 20,000 shares at $31.11 per share, 20,000 shares at $10.09 per share, 11,400 shares at $19.49 per share and 18,000 shares at $19.67 per share. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(4)
Mr. Zinn shares voting and dispositive power with respect to 57,862 of such shares with his wife, and has sole voting and dispositive power with respect to 12,800 of such shares. Excludes deferred stock units representing 55,619 shares granted to Mr. Zinn in lieu of cash compensation which are not issuable within 60 days. Includes 4,018 shares owned of record by Mr. Zinn’s son. Mr. Zinn disclaims any beneficial interest in such shares. In November 2005, 2007, 2008, 2009 and 2010, Mr. Zinn was granted options to purchase, respectively, 20,000 shares at $26.83 per share, 15,000 shares at $31.11 per share, 20,000 shares at $10.09 per share, 16,000 shares at $19.49 per share, and 28,000 shares at $19.67 per share. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(5)
Mr. Lippert has sole voting and dispositive power with respect to such shares. In November 2005, 2007, 2008, 2009 and 2010, Mr. Lippert was granted options to purchase, respectively, 25,000 shares at $26.83 per share, 20,000 shares at $31.11 per share, 30,000 shares at $10.09 per share (of which 12,000 have been exercised), 16,000 shares at $19.49 per share, and 28,000 shares at $19.67 per share. All shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(6)
Mr. Mereness has sole voting and dispositive power with respect to such shares. Excludes deferred stock units representing 39,282 shares granted to Mr. Mereness in lieu of cash compensation which are not issuable within 60 days. In November 2005, 2007, 2008, 2009 and 2010, Mr. Mereness was granted options to purchase, respectively, 20,000 shares at $26.83 per share, 20,000 shares at $31.11 per share, 23,000 shares at $10.09 per share, 12,000 shares at $19.49 per share and 22,000 shares at $19.67 per share. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(7)
Mr. Giordano has sole voting and dispositive power with respect to such shares. Excludes deferred stock units representing 9,096 shares granted to Mr. Giordano in lieu of cash compensation which are not issuable within 60 days. In November 2005, 2007, 2008, 2009 and 2010, Mr. Giordano was granted options to purchase, respectively, 15,000 shares at $26.83 per share, 12,000 shares at $31.11 per share, 10,000 shares at $10.09 per share, 10,000 shares at $19.49 per share and 15,000 shares at $19.67 per share. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(8)
Mr. Gero shares voting and dispositive power with respect to such shares with his wife. In December 2005, 2006 and 2007, Mr. Gero was granted options to purchase, respectively, 7,500 shares at $27.21 per share, $24.89 per share, and $26.59 per share; and in December 2008, November 2009 and November 2010, Mr. Gero was granted options to purchase 12,500 shares at $12.72 per share, 7,500 shares at $19.49 per share and 11,500 shares at $19.67 per share, respectively. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(9)
Mr. Hegi has sole voting and dispositive power with respect to such shares. Excludes deferred stock units representing 9,303 shares granted to Mr. Hegi in lieu of cash compensation in payment of director’s fees which are not issuable within 60 days. In December 2005, 2006 and 2007, Mr. Hegi was granted options to purchase, respectively, 7,500 shares at $27.21 per share, $24.89 per share, and $26.59 per share; and in December 2008, November 2009 and November 2010, Mr. Hegi was granted options to purchase 12,500 shares at $12.72 per share, 7,500 shares at $19.49 per share, and 11,500 shares at $19.67 per share, respectively. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(10)
Mr. Reed has sole voting and dispositive power with respect to such shares. In December 2005, 2006 and 2007, Mr. Reed was granted options to purchase, respectively, 7,500 shares at $27.21 per share, $24.89 per share, and $26.59 per share, respectively; and in December 2008, November 2009 and November 2010, Mr. Reed was granted options to purchase 12,500 shares at $12.72 per share, 7,500 shares at $19.49 per share, and 11,500 shares at $19.67 per share, respectively. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(11)
Mr. Lowe has sole voting and dispositive power with respect to such shares. Excludes deferred stock units representing 8,715 shares granted to Mr. Lowe in lieu of cash compensation in payment of director’s fees which are not issuable within 60 days. In December 2005, 2006 and 2007, Mr. Lowe was granted options to purchase, respectively, 7,500 shares of Common Stock at $27.21 per share, $24.89 per share, and $26.59 per share; and in December 2008, November 2009 and November 2010, Mr. Lowe was granted options to purchase 12,500 shares at $12.72 per share, 7,500 shares at $19.49 per share, and 11,500 shares at $19.67 per share, respectively. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(12)	Includes 452,050 shares of Common Stock subject to options which are exercisable within 60 days.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the NYSE. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based on its review of the copies of such forms received by it, the Company believes that during 2010 all such filing requirements applicable to its officers and directors (the Company not being aware of any 10 percent holder during 2010 other than Edward W. Rose, III) were complied with.

Proposal 1. ELECTION OF DIRECTORS

The Board of Directors currently consists of eight directors. It is proposed to elect a Board of eight directors to serve until the next annual election or until their successors are elected and qualify.

Unless contrary instructions are indicated, the persons named as proxies in the form of Proxy solicited from holders of the Common Stock will vote for the election of the nominees indicated below. If any such nominees should be unable or unwilling to serve, the persons named as proxies will vote for such other person or persons as may be proposed by the Board of Directors. The Board of Directors has no reason to believe that any of the named nominees will be unable or unwilling to serve.

The following table lists the current directors of the Company, each of whom is a nominee proposed by the Board of Directors for election by the holders of the Common Stock, all other positions and offices with the Company presently held by them, and their principal occupations, in each case as furnished by them to the Company. Each of the following nominees was elected to his present term of office at the Annual Meeting of Stockholders held on May 19, 2010.

Name and Age of Nominee	Position	Director Since

Leigh J. Abrams	Chairman of the Board of Directors	1984
Age 68

Edward W. Rose, III	Lead Director	1984
Age 70

Fredric M. Zinn Age 60	President and Chief Executive Officer, and Director	2008

Jason D. Lippert Age 38	Chairman and Chief Executive Officer of Lippert Components, Inc. and Kinro, Inc., subsidiaries of the Company, and Director	2007

James F. Gero	Director	1992
Age 66

Frederick B. Hegi, Jr	Director	2002
Age 67

David A. Reed	Director	2003
Age 63

John B. Lowe, Jr	Director	2005
Age 71

LEIGH J. ABRAMS, was Chief Executive Officer from March 1984 to December 31, 2008 and President until May 2008. Since April 2001, Mr. Abrams has also been a director of Impac Mortgage Holdings, Inc., a publicly-owned company engaged in a mortgage services platform providing solutions to the mortgage and real estate markets, and Lead Director of Impac Mortgage Holdings, Inc. since June 2004. Mr. Abrams is a Certified Public Accountant.

Mr. Abrams has particular knowledge of our Company and the industries to which we sell our products, extensive experience with corporate management, governance and strategic planning, accounting and financial acumen, investor relations, and public company board experience.

EDWARD W. ROSE, III, was Chairman of the Board of Directors from March 1984 to December 31, 2008. For more than the past five years, Mr. Rose has been President and sole stockholder of Cardinal Investment Company, Inc., an investment firm. Mr. Rose also served as a director of ACE Cash Express, Inc., a publicly-owned company engaged in check cashing services, until its sale in October 2006. From April 1999 to January 2003, Mr. Rose was a director of TX C.C., Inc., a privately-owned restaurant chain, against which an involuntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code was filed on February 21, 2003 in the U.S. Bankruptcy Court for the Northern District of Texas. A plan of reorganization was confirmed on January 28, 2004. Cardinal Investment Company, Inc., of which Mr. Rose is the sole stockholder, was an indirect General Partner of MJ Designs, L.P., a privately-owned retailer of arts and crafts products, which filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code in January 2003 in the U.S. Bankruptcy Court for the Northern District of Texas, later converted to a Chapter 7 liquidation.

Mr. Rose has extensive knowledge and acumen with respect to financial and investment matters, strategic planning, and stock markets, and has public and private company board experience.

FREDRIC M. ZINN, was Executive Vice President from February 2001 to May 2008 and Chief Financial Officer from March 1984 to May 2008. Mr. Zinn is a Certified Public Accountant.

Mr. Zinn has particular knowledge of our Company and the industries to which we sell our products, extensive experience with corporate management, acquisitions, strategic planning, and investor relations, and has accounting and financial acumen.

JASON D. LIPPERT, was President of Lippert Components, Inc. from February 2003 to July 2010 and President of Kinro from January 2009 to July 2010, Executive Vice President and Chief Operating Officer of Lippert Components, Inc., from May 2000 until February 2003, and served as Regional Director of Operations of Lippert Components, Inc., from 1998 until 2000. Mr. Lippert has been Chairman of Lippert Components, Inc. since January 2007, and Chairman of Kinro, Inc. since January 2009.

Mr. Lippert has particular knowledge of the industries to which we sell our products, as well as extensive experience with strategic planning, acquisitions, marketing, manufacturing, and sales of our products.

JAMES F. GERO, is a private investor. Since 2004, Mr. Gero has also served as Chairman of the Board of Orthofix International, N.V., a publicly-owned international supplier of orthopedic devices for bone fixation and stimulation, and as a director of Intrusion.com, Inc., a publicly-owned supplier of security software.

Mr. Gero has extensive experience with respect to corporate management and leadership, strategic planning, and compensation matters, and has public company board experience.

FREDERICK B. HEGI, JR., is a founding partner of Wingate Partners, a private equity firm, and the indirect general partner of Wingate Partners II, L.P. Since May 1982, Mr. Hegi has served as President of Valley View Capital Corporation, a private investment firm. Mr. Hegi is a director of Texas Capital Bancshares, Inc., a publicly-owned regional bank; and is Chairman of the Board of United Stationers, Inc., a publicly-owned wholesale distributor of business products. From 1986 until its sale in 2007, Mr. Hegi was a director of Lone Star Technologies, Inc., a diversified publicly-owned company engaged in the manufacture of tubular products. From 1999 to 2001, Mr. Hegi was Chairman, President and Chief Executive Officer of Kevco, Inc., a publicly-owned distributor of building products to the manufactured housing and recreational vehicle industries, which filed for protection under Chapter 11 of the United States Bankruptcy Code on February 5, 2001, later converted to a Chapter 7 liquidation.

Mr. Hegi has particular knowledge of the industries to which we sell our products, and extensive experience with respect to corporate management and leadership, strategic planning, governance matters, and has public company board experience.

DAVID A. REED, is President of Causeway Capital Management LLC, manager of a family investment partnership. Mr. Reed retired as Senior Vice Chair for Ernst & Young LLP in 2000 where he held several senior U.S. and global operating, administrative and marketing roles in his 26-year tenure with the firm. He served on Ernst & Young LLP’s Management Committee and Global Executive Council from 1991-2000. Mr. Reed is a director of Penson Worldwide, Inc., a publicly-owned company engaged in providing flexible technology-based processing solutions to the investment industry. From 2005 until its sale in 2007, Mr. Reed was a director of Lone Star Technologies, Inc., a diversified publicly-owned company engaged in the manufacture of tubular products.

Mr. Reed has accounting and financial acumen, with particular knowledge of financial reporting and taxation, has been determined to be an “audit committee financial expert” under the SEC’s rules and regulations, and has public company board experience.

JOHN B. LOWE, JR. has been Chairman of TDIndustries, Inc., a national mechanical/electrical/plumbing construction and facility service company, since 1981. From January 1981 to January 2005, Mr. Lowe also served as Chief Executive Officer of TDIndustries. Mr. Lowe is Chairman of the Board of Zale Corporation, a publicly-owned specialty retailer of fine jewelry, and is a director of KDC Platform, LLC, engaged in real estate development. Mr. Lowe also serves on the Board of Trustees of the Dallas Independent School District.

Mr. Lowe has extensive experience with respect to corporate management and leadership, management development, strategic planning, compensation and governance matters, has public and private company board experience, and extensive experience with social responsibility organizations.

Directors of the Company serve until the Company’s next annual meeting of stockholders, and until their successors are elected and qualified. Executive officers serve at the discretion of the Board of Directors. To the knowledge of the Company, no executive officer or director is related by blood, marriage or adoption to any other.

Other Executive Officers

JOSEPH S. GIORDANO III, age 42, not a nominee for election as a director, has been Chief Financial Officer and Treasurer since May 2008. Mr. Giordano was Corporate Controller and Treasurer from May 2003 to May 2008. From July 1998 to August 2002, Mr. Giordano was a Senior Manager at KPMG LLP, and from August 2002 to April 2003, Mr. Giordano was a Senior Manager at Deloitte & Touche LLP. Mr. Giordano is a Certified Public Accountant.

SCOTT T. MERENESS, age 39, not a nominee for election as a director, has been President of Lippert Components, Inc. and Kinro, Inc. since July 2010.  Mr. Mereness was Executive Vice President and Chief Operating Officer of Lippert Components, Inc. from February 2003 to July 2010, Executive Vice President and Chief Operating Officer of Kinro, Inc. from February 2010 to July 2010, Vice President of Operations of Lippert Components, Inc. from February 2001 to February 2003, and was Vice President of Kinro, Inc. from January 2009 until February 2010.  Mr. Mereness was Regional Vice President for Manufactured Housing for Lippert Components, Inc. from 1999 to 2001.

HARVEY F. MILMAN, age 69, not a nominee for election as a director, has been Vice President-Chief Legal Officer since March 2005. Prior thereto, Mr. Milman was a partner of the firm of Phillips Nizer LLP, counsel to the Company. Mr. Milman has served as Secretary since May 2007, and as Assistant Secretary for more than five years prior thereto.

CHRISTOPHER L. SMITH, age 35, not a nominee for election as a director, has been Corporate Controller since May 2008, and was Assistant Controller from August 2005 to May 2008. From January 2000 to June 2005, Mr. Smith served as Assistant Controller of Key Components, LLC, a diversified manufacturer, and from August 1997 to January 2000, Mr. Smith was a Senior Associate at Ernst & Young LLP. Mr. Smith is a Certified Public Accountant.

Management and Board Succession

The Company has a management succession plan, as required by the NYSE. The plan is designed to ensure an effective transition of management of our operations to qualified executives upon the retirement of senior executives.

In November 2008, in accordance with the management succession plan, Edward W. Rose, III, Chairman of the Board of Directors since 1984, was appointed Lead Director; Leigh J. Abrams, President from March 1984 until May 2008, and Chief Executive Officer from March 1984 until December 31, 2008, and a Director since 1984, was appointed Chairman of the Board of Directors; and Fredric M. Zinn, Executive Vice President and Chief Financial Officer from 1986 to May 2008, and President and a Director since May 2008, was, in addition to President, appointed Chief Executive Officer. Each of these appointments became effective January 1, 2009.

In addition, in connection with the retirement, effective December 31, 2008, of David L. Webster as Chairman, President and Chief Executive Officer of Kinro, and in accordance with the management succession plan, Jason D. Lippert was appointed to assume responsibility for the operations of Kinro while continuing his duties as Chairman, President and Chief Executive Officer of Lippert Components, and Scott T. Mereness, Chief Operating Officer of Lippert Components, was appointed Vice President of Kinro while continuing his duties as Chief Operating Officer of Lippert Components. Mr. Lippert’s appointment as Chairman, President and Chief Executive Officer of Kinro, and Mr. Mereness’ appointment as Vice President of Kinro, were effective January 1, 2009. In February 2010, Mr. Mereness was appointed Executive Vice President and Chief Operating Officer of Kinro, and in July 2010, Mr. Mereness was appointed President of Lippert Components, Inc. and Kinro, Inc.

Effective May 28, 2008, Joseph S. Giordano III, Corporate Controller and Treasurer of the Company since 2003, was appointed Chief Financial Officer, and continues to serve as Treasurer, and Christopher L. Smith, Assistant Controller of the Company since 2005, was appointed Corporate Controller.

Corporate Governance and Related Matters

Statement Regarding Corporate Governance

The Company regularly monitors developments in the area of corporate governance, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform Act of 2010 (the “Dodd-Frank Act”), and rules promulgated by the SEC and the NYSE. The Company complies with all laws and rules applicable to corporate governance, and has continually implemented “best practices” as the Company deems appropriate to protect and enhance stockholders’ interests.

Board of Directors

The Board is elected annually by the Company’s stockholders, and each director is nominated for election every year. The Company does not have cumulative voting. The Board currently consists of two directors who are employed by the Company, Fredric M. Zinn and Jason D. Lippert; one director, Leigh J. Abrams, who served as Chief Executive Officer from 1984 to December 2008 and who currently serves as Chairman of the Board and renders services to the Company; and five non-employee directors. The non-employee directors are Edward W. Rose, III, James F. Gero, Frederick B. Hegi, Jr., David A. Reed and John B. Lowe, Jr. Neither Messrs. Rose, Gero, Hegi, Reed nor Lowe, nor any members of their immediate families, have any transactions or relationships with the Company or its subsidiaries. Accordingly, the Board has determined that each of these five directors meets the “independence” standards of the NYSE.

In making the determination of independence, the Board applied the following standards, in addition to other relevant facts and circumstances:

•           A director who is an employee, or whose immediate family member is an executive of the Company, is not independent until three years after the end of such employment relationship.

•           A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), generally is not independent until three years after he ceases to receive more than $120,000 per year in such compensation.

•           A director is not independent if (i) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (ii) the director is a current employee of such a firm, (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•           A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•           A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, in each case is not independent until three years after falling below such threshold.

•           A director who is, or whose immediate family member is, an officer, director or trustee of a not-for-profit organization that received contributions from the Company during the organization’s most recent fiscal year equal to or greater than the lesser of $50,000 and 1% of the organization’s total annual donations is not independent.

The independent directors have complete access to, and are encouraged to communicate with, the Company’s Chief Executive Officer and any other executives of the Company. During the year ended December 31, 2010, the Board of Directors held five meetings. All directors attended at least 75 percent of the regularly scheduled and special meetings of the Board and the Board committees on which they served.

Board members are expected to attend the Company’s annual meetings. At the Company’s 2010 annual meeting, all members of the Board, each of whom were nominees for re-election, were present.

Leadership Structure

The Company has continuously maintained separate positions for Chairman of the Board and for Chief Executive Officer in order to provide an independent and unbiased level of review and oversight of senior management. Leigh J. Abrams serves as Chairman of the Board and Fredric M. Zinn is Chief Executive Officer.

Lead Director

The Board of Directors has elected a non-management director to serve in a lead capacity (Lead Director) to coordinate the activities of the other non-management directors, and to perform any other duties and responsibilities that the Board of Directors may determine. While the Board will elect a Lead Director annually, it is generally expected that he or she will serve for more than one year. Edward W. Rose, III is expected to be elected to continue to serve as Lead Director effective May 18, 2011.

The role of the Lead Director includes:

•	presiding at executive sessions, with the authority to call meetings of the independent directors;

•	functioning as principal liaison on Board-wide issues between the independent directors and both the Chairman and the CEO;

•	assuring that there is sufficient time for discussion of all items on Board meeting agendas;

•	recommending to the Chairman the retention of outside advisors and consultants who report directly to the Board of Directors; and

•	being available for direct communication from stockholders.

Executive Sessions

The independent directors meet regularly in executive sessions without management. An executive session is held in conjunction with each regularly scheduled Board meeting and is led by the Lead Director. Additional executive sessions may be called by the Lead Director in his discretion or at the request of the Board.

Risk Management Oversight

The Company faces a number of material risks, including financial and operational risks. Accordingly, the Company conducts regular enterprise risk management reviews to identify and assess these risks, and to implement effective plans to manage them. Although the entire Board of Directors is directly involved with risk management functions, the Audit Committee plays a key role. The Company’s Chief Executive Officer and Chief Financial Officer meet regularly with the Audit Committee to discuss risks facing the Company, the status and effectiveness of plans implemented to manage such risks, and new risks as they arise. The Audit Committee regularly reports to the entire Board to apprise the Directors of management’s efforts in regard to risk management.

Contacting the Board of Directors.

Any stockholder, or other interested party, who wishes to communicate with the Board of Directors, or the Lead Director, or our independent directors as a group, or any member of the Board, may do so electronically by sending an e-mail to drew@drewindustries.com or by writing to any director c/o Drew Industries Incorporated, 200 Mamaroneck Avenue, White Plains, N.Y. 10601. Communications received electronically or in writing will be distributed to the Chairman, Lead Director or the other members of the Board, as appropriate, depending on the facts and circumstances described in communications received. For example, communications regarding accounting, internal accounting, internal accounting controls and auditing matters generally will be forwarded to the Chairman of the Audit Committee.

Board Committees

The Company has three standing committees of the Board of Directors: the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee. All members of each Committee are non-employee directors who meet the independence and experience standards of the NYSE. The Board annually selects the directors who serve on the Committees. Each Committee functions pursuant to a written Charter and written Key Practices adopted by the Board of Directors.

The Company’s Governance Principles, as well as the Charters and Key Practices of the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee, in addition to the Company’s Guidelines for Business Conduct and Code of Ethics for Senior Financial Officers, can be accessed on the Company’s website at www.drewindustries.com. A copy of any corporate governance document will be furnished, without charge, upon written request to Secretary, Drew Industries Incorporated, 200 Mamaroneck Avenue, White Plains, N.Y. 10601. Information on our website is not incorporated by reference into this Proxy Statement.

- Audit Committee

The purpose of the Audit Committee of the Board of Directors is to assist the Board in its oversight of (i) the conduct and integrity of the Company’s financial reporting; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independence, qualifications and performance of the Company’s independent auditor; (iv) oversight of risk management; and (v) the performance of the Company’s systems of internal control over financial reporting and disclosure controls and procedures, and the Company’s internal audit function. The Committee also prepares an annual report for inclusion in the Company’s Proxy Statement. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company’s independent auditor.

The Audit Committee of the Board of Directors currently consists of David A. Reed, James F. Gero, Frederick B. Hegi, Jr. and John B. Lowe, Jr. Mr. Reed serves as Chairman of the Committee and has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the SEC. This Committee held eight meetings during the year ended December 31, 2010.

- Corporate Governance and Nominating Committee

The purpose of the Corporate Governance and Nominating Committee of the Board of Directors is to assist the Board in (i) identifying qualified individuals to become Board members; (ii) determining the composition of the Board of Directors and its Committees; (iii) monitoring a process to assess Board effectiveness; (iv) developing and implementing the Company’s corporate governance principles; (v) evaluating potential candidates for executive positions; (vi) overseeing the development of executive succession plans; and (vii) coordinating with the Compensation Committee with respect to compensation of directors.

The Corporate Governance and Nominating Committee currently consists of Frederick B. Hegi, Jr., James F. Gero, David A. Reed and John B. Lowe, Jr. Mr. Hegi serves as Chairman of the Committee. This Committee held three meetings during the year ended December 31, 2010.

The Corporate Governance and Nominating Committee considers candidates for Board membership suggested by members of the Committee and other Board members, as well as by management and stockholders. In this connection, the Committee considers the composition of the Board with respect to experience, balance of professional interests, required expertise and other factors. The Committee uses the same criteria for evaluating candidates nominated by stockholders as it does for those proposed by Board members or management. To be considered for membership on the Board, a candidate must meet the following criteria, which are also set forth in the Company’s Governance Principles: (a) should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders; (b) should have an inquisitive and objective perspective, practical wisdom and mature judgment; (c) must be willing to devote sufficient time to carry out his or her duties and responsibilities effectively; (d) should be committed to serving on the Board for an extended period of time; (e) should be prepared to resign in the event of any significant change in his or her personal circumstances which may impair his or her ability to effectively serve on the Board; (f) directors who also serve as CEOs or in equivalent positions should not serve on more than two Boards of public companies in addition to the Company’s Board; and (g) directors who are not CEOs or equivalent should not serve on more than four Boards of public companies in addition to the Company’s Board.

The Committee seeks candidates who have demonstrated exceptional ability and judgment and who can be most effective, in conjunction with other Directors, to collectively serve the long-term interests of our stockholders. The particular experience, qualifications and skills of each nominee described on pages 9 and 10 of this Proxy Statement reflect that our Board, taken as a whole, provides a broad diversity of knowledge of our Company and industry, expertise in finance and investment, competence in accounting and financial reporting, and leadership in business and with socially-responsible organizations.

The Corporate Governance and Nominating Committee met in March 2011 to recommend to the Board each of the nominees for election as directors as set forth herein. Stockholders may recommend a prospective nominee for consideration by the Corporate Governance and Nominating Committee by sending the candidate’s name and qualifications, in writing, to Secretary, Drew Industries Incorporated, 200 Mamaroneck Avenue, White Plains, N.Y. 10601. Recommendations must be received by February 15, 2012 in order for a candidate to be considered for election at the 2012 annual meeting.

- Compensation Committee

The purpose of the Compensation Committee of the Board of Directors is: (i) to assist the Board in discharging its responsibilities in respect of compensation of the Company’s executive officers; and (ii) to prepare an annual report on executive compensation and a Compensation Discussion and Analysis for inclusion in the Company’s Proxy Statement.

The Compensation Committee currently consists of James F. Gero, Edward W. Rose, III, Frederick B. Hegi, Jr., David A. Reed, and John B. Lowe, Jr. Mr. Gero serves as Chairman of the Committee. This Committee held six meetings during the year ended December 31, 2010.

The Compensation Committee is responsible for reviewing the performance and development of the Company’s management in achieving corporate goals, and to ensure that the Company’s senior executives are compensated consistent with the long-term objectives of the Company as well as competitive practices. This Committee provides oversight and guidance in the development of compensation and benefit programs for senior executives of the Company, negotiates the compensation terms for the Company’s Chief Executive Officer, administers the Company’s Equity Award and Incentive Plan, approves equity awards, and coordinates with the Corporate Governance and Nominating Committee with respect to compensation of directors. The Compensation Committee ratified the compensation, consisting of salary, incentive bonus, discretionary bonus, equity awards and benefits paid in 2010 to the “named executive officers”, and to the two executive officers of the Company who are not named executive officers. See “Compensation Discussion and Analysis”.

Compensation-Related Risk

To identify risks that could be created by our compensation policies and practices, the Compensation Committee conducts enterprise risk management assessments, and evaluates our controls to determine if they adequately mitigate against compensation related risks. If appropriate, controls are modified or supplemented. The Compensation Committee assessed our executive compensation programs, and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that our executive compensation programs, including the design of long-term incentive plans, oversight by the Compensation Committee, and sufficiency of control features, prevent unintentional material risk. In addition, stock ownership guidelines, the long-term nature of equity awards, share retention, and incentive compensation forfeiture, taken together, incentivize management to carefully consider risk in making business decisions and evaluating growth opportunities, and mitigate against excessive risk-taking to achieve short-term results.

Stock Options and Deferred Stock Units

It has been, and will continue to be, the Company’s policy to obtain stockholder approval for any equity-based compensation plans for directors, officers and employees. The Company’s existing equity-based compensation plan was approved by stockholders in May 2002. See Proposal 2 regarding stockholder approval of an amended equity award and incentive plan.

Employees and Directors Guidelines for Business Conduct

The Company has Guidelines for Business Conduct which all management employees and directors are required to annually sign and to follow in conducting the Company’s business, and a Code of Ethics for Senior Financial Officers governing the conduct of its Chief Executive Officer, the chief executive officer of its subsidiaries, and the financial officers of the Company and its subsidiaries. The Company has established a method, included in its Guidelines for Business Conduct, by which employees can make anonymous and confidential reports about the Company’s accounting practices, internal controls, auditing matters, or any other concerns they may have.

Disclosure Committee

The Company has a Disclosure Committee which holds regular quarterly meetings, comprised of executive, financial, operating and legal management personnel. The function of the Disclosure Committee is to develop and implement disclosure controls and procedures intended to ensure that information required to be disclosed by the Company in public reports is made available to Management and reported within the specified time periods. In addition, each quarter, the Company’s key management personnel are required to certify in writing whether or not any matters arose that should be considered for disclosure.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors currently consists of David A. Reed, James F. Gero, Frederick B. Hegi, Jr., and John B. Lowe, Jr. (the “Committee”). Mr. Reed serves as Chairman of the Committee and has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the SEC. The Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, and to issue a report thereon. KPMG is also responsible for issuing a report on the effectiveness of the Company’s internal control over financial reporting. As set forth in its Charter, the Committee acts only in an oversight capacity and relies on the work and assurances of management as well as KPMG and other advisors retained by the Company.

The Committee has met and held discussions with management and KPMG. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed with management their assessment of the effectiveness of the Company’s internal controls over financial reporting. The Committee reviewed and discussed with KPMG the consolidated financial statements, and KPMG’s evaluation of the Company’s internal controls over financial reporting. The Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended.

The Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence, and has discussed with KPMG their independence.

The Committee considered whether non-audit services provided by KPMG are compatible with maintaining their independence. The Committee concluded that non-audit services provided by KPMG during the year ended December 31, 2010, which consisted of tax planning and compliance, and other accounting and audit-related services, were compatible with KPMG’s independence.

Based on the Committee’s discussion with management and KPMG and the Committee’s review of the representations of management and the report of KPMG to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

AUDIT COMMITTEE David A. Reed, Chairman James F. Gero Frederick B. Hegi, Jr. John B. Lowe, Jr.

The foregoing report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

Our executive compensation policy is designed to enable the Company to attract, motivate and retain highly-qualified senior executives (the “named executive officers”) capable of superior performance by providing a competitive compensation opportunity based significantly on performance. Our intent is to provide fair and equitable compensation in a way that rewards executives for achieving specified financial goals. Our performance-related awards are structured to link a substantial portion of our executives’ total potential compensation to the Company’s performance on both a long-term and short-term basis, to recognize individual contribution, as well as overall business results, and to align executive and stockholder interests.

Our compensation policy has demonstrated over time that sound business decisions by our executives which are in the best interests of the Company are also in the best interests of our stockholders, and ultimately in the best interests of our executives as well. Accordingly, we reward performance in excess of pre-established targets of earnings and return on assets, and we avoid establishing goals that could divert our executives’ attention from the fundamentals of effective and efficient operations.

Business Results

For 2010, our net sales were $573 million, 44% higher than 2009 net sales of $398 million. Further, in 2010, the Company reported net income of $28.0 million, or $1.26 per diluted share, compared to $5.2 million, or $0.24 per diluted share, for 2009, excluding the goodwill impairment charge which reduced 2009 net income by $29.4 million, or $1.34 per diluted share. These improvements in operating results in 2010 were due primarily to the increase in industry-wide production of RVs, as well as our introduction of new products, gains in market share, and recent acquisitions. Our results of operations are discussed in detail in the accompanying Annual Report.

Moreover, the aggressive program of cost-cutting measures and efficiency improvements developed and implemented by our senior executives in response to the slowdown in our industries prior to and during the recession significantly improved our 2010 results. We estimate that the fixed-cost reductions implemented by management since 2006 reduced our fixed costs by more than $20 million in 2010. The Company should continue to realize benefits from this cost-cutting and improved efficiency for years to come.

Impact of Business Results on Compensation

As intended by our pay-for-performance compensation policy, the significant improvement in our 2010 operating results, including the effects of cost-cutting, efficiency improvements, market share gains and acquisitions, resulted in $4.4 million in aggregate 2010 performance-based incentive compensation compared to $0.6 million in 2009. Moreover, of the total 2010 incentive compensation, 28% was paid in the form of long-term equity.

The following charts illustrate the allocation among the components of 2009 and 2010 total compensation paid to our named executive officers (“NEOs”), and the portion paid in equity.

Governance Practices Related to Compensation

In accordance with our governance practices, we have established stock ownership requirements for our named executive officers, and we also prohibit them from pledging or selling short any shares of the Company’s Common Stock owned by them. See “Stock Ownership Requirements”.

We do not provide or reimburse our executives for personal use of an airplane, or for financial planning, tax preparation, or home security, and we do not pay tax gross-ups to compensate executives for the taxes related to cash and non-cash compensation.

In furtherance of our commitment to pay-for-performance and transparency in executive compensation we have implemented the following:

•
At least 50 percent of the equity awards (in terms of the number of shares) to be granted to the Company’s NEOs will be performance-based, which are earned based on the achievement of performance targets;

•
The performance targets for such equity awards in 2011 will be based on earnings, earnings growth, return on assets, or return on invested capital, as compared to pre-established targets, or relative to the performance of a peer group of companies, in each case as determined by our Compensation Committee; and

•
The performance targets for subsequent years will be disclosed in the proxy statement for each annual meeting of stockholders during the measurement period in accordance with applicable SEC regulations.

The recently enacted Dodd-Frank Act requires companies to adopt a policy that will recapture excess incentive compensation that was paid to certain executives based on erroneous financial statements (“clawback”). The Act mandates the SEC to issue rules implementing the clawback requirements. The Company intends to adopt a formal clawback policy in 2011 when the SEC promulgates the final rules. We believe it is prudent and efficient to ensure that we adopt a policy in proper form that is fully compliant with the law and rules, rather than implementing a policy that may require amendment when the final rules are promulgated. In the meantime, we will include in all incentive award agreements with respect to 2011 incentive compensation a provision acknowledging that such awards are subject to the clawback policy to be adopted.

Compensation Criteria and Practices

The following table outlines our incentive compensation criteria and practices, and the reasons for our compensation decisions:

Our performance criteria	Reasons for this compensation decision

Annual

Performance compared to performance of the two industries to which we sell our products.	Rewards superior performance in achieving profitability in excess of expectation based on business conditions in the industries we serve.

Current-year earnings compared to prior-year earnings.
Rewards increases in earnings, which benefits the Company and its stockholders. Also impacts thresholds for future earnings targets which incentivizes executives to invest in opportunities for long-term growth.

Pre-established earnings threshold for each year in a multi-year contract period.	Provides goal for substantial improvement in annual earnings.

Return on assets relative to a pre-established target.	Rewards effective asset utilization, and also reduces risk to asset value.

Long-term

Long-term return on invested capital relative to a designated peer group, payable in long-term deferred stock units (“DSUs”) to our CEO.	Incentive for effective long-term strategic planning, and long-term management of assets.

Our payment practices	Reason for this payment practice

Portion of executives’ annual incentive compensation payable in DSUs.	Increases long-term equity ownership to align executive and stockholder interests.

Portion of CEO’s annual compensation payable in DSUs which are subject to forfeiture if performance objectives are not achieved.	CEO is responsible for achieving long-term goals and establishing strategic direction, and is penalized if goals are not achieved.

Awards of non-qualified stock options (“NSOs”) that vest over five years.	Ensures that executives have a continuing personal interest in the success of the Company, and creates a culture of ownership.

What We Do Not Reward

•
We do not reward sales growth because we believe that growth in sales alone, without consideration of the impact of growth on both short-term and long-term earnings, could be achieved in a manner that does not benefit our business and operations.

•	We do not grant bonuses for increases in the price of our stock because we believe that stock price is frequently the result of market factors beyond executives’ control.

•
We exclude the pre-existing earnings of acquired companies at the date of acquisition from the calculation of the incentive awards paid to our executives by increasing the threshold level of base earnings which are not subject to incentive awards.

Principal Elements of Compensation of Named Executive Officers

The principal components of our executive compensation program are base salary, annual and long-term performance-based incentive compensation, equity-based awards consisting principally of NSOs and DSUs, and other personal benefits. While the components of compensation are considered separately in this discussion, we take into account the full compensation package provided to each of the named executive officers.

Base Salaries

Based on their business experience, the Compensation Committee established levels of base salary for our executives as a fixed component of a market-competitive total compensation opportunity.  The level of base salary is a function of the executive’s experience, skills, responsibilities and leadership role within the Company.

Annual Incentive Compensation

Consistent with our emphasis on pay-for-performance compensation programs, in 2002 our Board of Directors adopted, and our stockholders approved, the Drew Industries Incorporated 2002 Equity Award and Incentive Plan (as amended, the “2002 Plan”). The 2002 Plan authorizes the granting of performance-based awards in cash or stock, based on the pre-established performance criteria, and we pay a portion of the performance-based awards in DSUs. See Proposal 2 regarding stockholder approval of an amended equity award and incentive plan.

Long-term Incentive Compensation

As an incentive for effective strategic planning and management of assets on a long-term basis, our CEO will receive long-term DSUs if, on a long-term basis, our return on invested capital exceeds the return on invested capital achieved by the peer group designated by our Compensation Committee.

Long-Term Non-Qualified Stock Options

To increase our emphasis on long-term results, and align our executives’ personal interests with stockholder interests, we grant NSOs which begin to vest one year after they are granted, at the rate of one-fifth at the end of each year. The Company grants options every year at our regular Board and Committee meetings in November, at an exercise price equivalent to the closing market price on the day before the grant. Our regular November meeting date is scheduled almost a year in advance. Accordingly, the granting of options, as well as the exercise price of the options, are determined independent of any general market conditions at that time or intervening Company events which could affect the market price of our stock on that date. The 2002 Plan does not permit re-pricing of our stock options or cancelling outstanding options and replacing them with new options.

Because all NSOs which are granted under the 2002 Plan have an exercise price equal to the market value of the Common Stock on the date of grant, any value which is ultimately realized by the named executive officers through the exercise of NSOs is based entirely on our stock price performance. To enhance the retention value of our executives, the Compensation Committee requires that the named executive officers, other than the Chairman of the Board, hold for at least one year shares received upon exercise of vested stock options, after payment of the exercise price of options and applicable taxes, unless the executive already owns a number of shares at least equivalent to the shares to be sold by the executive on exercise of options.

We do not consider as a limiting factor the level of equity ownership of our named executive officers or the unvested portion of their prior awards in granting NSOs. On the contrary, we believe that the greater the extent of their equity interest in the Company, the more closely aligned their personal interests become with the interests of our stockholders.

On December 28, 2010, the Compensation Committee of the Board of Directors reduced by $1.50 the exercise price of all stock options outstanding on that date. The adjustment was made as a result of the special cash dividend of $1.50 per share of Common Stock paid on December 28, 2010 to record holders of the Company’s Common Stock on December 20, 2010.

Long-Term Deferred Stock Units

To encourage our executives’ long-term ownership of our Common Stock, in accordance with the 2002 Plan the Company grants awards of DSUs in lieu of certain cash compensation. The number of stock units awarded is based on the fair market value of our stock on the date awarded. The DSUs provide for the distribution of shares of our Common Stock at the end of a specified deferral period, subject to earlier distribution upon death, disability, or change-in-control of the Company leading to the termination of employment. Until shares representing the deferred stock are distributed, the executive does not have any rights of a stockholder of the Company with respect to such shares, other than to receive additional DSUs equivalent in value to dividends issued to stockholders.

Other Compensation Programs

In order to be competitive with market employment and compensation practices, we maintain the following benefit programs:

- 401(k) Plan

We do not maintain any defined benefit retirement plans or other pension or profit-sharing plans. To provide retirement benefit for executives, the Company maintains a discretionary 401(k) plan, covering all eligible employees, pursuant to which the Company matched a portion of contributions up to the 2010 statutory maximum of $9,800 per employee. The aggregate amount of the Company’s contributions with respect to the five named executive officers was $49,000 for 2010. Although our 401(k) plan permits profit-sharing contributions, the Company has not made any such contributions to the plan.

- Supplemental Restricted Bonus

Each of the named executive officers received a pre-determined taxable bonus payment, the after-tax proceeds of which are required to be invested by the executive in tax deferred annuities or cash value life insurance intended to provide retirement income. The aggregate amount of these bonuses paid to the named executive officers for 2010 was $134,600, and no individual bonus exceeded $40,000. These bonuses are not based on pre-established specified measures of corporate performance, but are intended as a partial substitute for pension or retirement plans which the Company does not maintain.

- Deferred Compensation Plan

To provide a means for deferral of taxation on compensation, the Company maintains an Executive Non-Qualified Deferred Compensation Plan (“Plan”) for certain executives, including the named executive officers. The Company does not make any contributions to the Plan but is responsible for certain costs of Plan administration, which are not significant. Pursuant to the Plan, the named executive officers are eligible to defer all or a portion of their earned base salary and incentive compensation. Each participant is fully vested in all deferred compensation and earnings on investments credited to his or her account because the Plan participant has made all the contributions. Pursuant to the Plan, payments to the participants will be made from our general unrestricted assets, and the obligations pursuant to the Plan are unfunded and unsecured.

Perquisites and All Other Benefits

As a competitive employee benefit, we provide health insurance to the named executive officers, the aggregate cost of which was $78,383 for 2010. We also provide other employee benefits in which the named executive officers participate, including life, disability, and long-term care insurance, and either an automobile together with related expenses or an automobile allowance. The aggregate amount of these perquisites for all the named executive officers for 2010 was $117,325, and for any individual recipient these perquisites did not exceed $41,420.

Post-Retirement Benefits

The Company does not maintain any structured post-retirement benefit plans, does not assume any specific obligation or liability for post-retirement benefits and, except for the arrangements described below, has made no representations to current or former executive officers with respect to the amount or nature of any post-retirement benefits.

In the past, the Company has granted limited post-retirement compensation to certain retiring senior executives, in part for consulting services to facilitate executive transitions, and has provided limited post-retirement medical benefits, in each case on an individual basis depending on the executive’s circumstances at the time of retirement. In this connection, the Company expects to record an aggregate annual expense of approximately $100,000 per annum with respect to these non-structured benefits for all senior executives.

Effective January 1, 2009, in accordance with the Company’s management succession plan, Leigh J. Abrams, Chief Executive Officer from 1984 until December 31, 2008, President from 1984 to May 2008, and a Director since 1984, was appointed Chairman of the Board of Directors, and Fredric M. Zinn was appointed Chief Executive Officer. In this connection, we entered into an Executive Compensation and Benefits Agreement with Mr. Abrams in recognition of his 40-year commitment to our success, the Company’s performance during his 25-year tenure as President and Chief Executive Officer, and the overall increase in stockholder value during that period. Mr. Abrams continues to participate in executive transition matters, and renders other services to the Company. Subsequent to March 31, 2011, Mr. Abrams will receive benefits only, but no compensation, and will receive fees as a member of the Board of Directors consistent with our past practices. See “Employment and Compensation Agreements”, Summary Compensation Table and Grants of Plan-Based Awards Table for additional information regarding Mr. Abrams’ compensation and options.

Change-in-Control - Severance

In 2003, we entered into a change-in-control agreement with Fredric M. Zinn, our President and Chief Executive Officer, who has been with the Company for 30 years. In 2006, we entered into a change-in-control agreement with Joseph S. Giordano III, our Chief Financial Officer and Treasurer. These agreements provide for severance benefits in the event of a change-in-control of the Company leading to a qualifying termination of employment.

The Company believes that the agreements serve as appropriate retention tools for these executives by providing security in the event of an unplanned termination of employment in connection with a change-in-control of the Company, with the exception of termination for cause. Furthermore, from time to time, we examine various strategic alternatives, and the provisions of the agreements are important to retain these key people whose continued employment might be at risk in certain changes-in-control, although such transactions may otherwise be in the best interest of our stockholders. The specific terms of the change-in-control agreements for Messrs. Zinn and Giordano are summarized in “Potential Payments on Termination or Change-in-Control”.

In addition, in 2009, we entered into an agreement with Mr. Giordano which provides for severance benefits in the event of termination without cause (as defined). See “Employment and Compensation Agreements”.

Stock Ownership Requirements

To further align the personal interests of senior executives with the interests of our stockholders, we have established guidelines for ownership of the Company’s stock by certain named executive officers as a multiple of the executive’s cash salary as of December 31, 2010 in the following table:

Named Executive Office	Multiple of Salary	Cash Equivalent

Fredric M. Zinn,	3.50	$1,575,000
President and CEO

Jason D. Lippert,	2.50	$1,750,000
Chairman and CEO of Lippert
Components and Kinro

Scott T. Mereness,	2.00	$720,000
President of Lippert Components
and Kinro

Joseph S. Giordano III,	1.25	$287,500
Chief Financial Officer and Treasurer

At December 31, 2010, Messrs. Zinn and Lippert were in compliance with the guidelines.  Messrs. Mereness and Giordano did not own sufficient stock to comply with the guidelines as of December 31, 2010, but in accordance with the guidelines will have until December 31, 2012 to comply.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly-held companies for certain compensation paid to their CEO and the three other most highly compensated named executive officers employed at the end of the year (other than the CFO), to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation which is not considered performance-based under the Section 162(m) rules. The 2002 Plan is structured so that performance-based incentive compensation, whether paid in cash or DSUs, or the exercise of NSOs granted under the 2002 Plan, will qualify as performance-based compensation which will not be subject to the $1 million limitation, resulting in favorable tax treatment to the Company.

2010 Executive Performance and Compensation

The pay-for-performance compensation policy we applied in establishing the 2010 compensation for four named executive officers who were intended to receive performance-based incentive compensation was intended to provide competitive compensation that reflects overall results of operations and recognizes individual contribution.

In “Compensation Overview,” on pages 16-18 of this Proxy Statement, we describe the performance criteria that are applied to determine the compensation of such named executive officers, and the reasons for utilizing those criteria.

In 2009, we adopted individual performance objectives for the Company’s CEO, and for the CEO and COO (now President) of Lippert Components and Kinro, three of the named executive officers who are intended to receive performance-based incentive compensation. Incentive compensation formulas were tested before being adopted to help ensure that the compensation outcomes resulting from various levels of performance of our operations and the industries we serve would be appropriate under the circumstances. These compensation arrangements expire on December 31, 2011 and, in consultation with Frederic W. Cook & Co., Inc., an independent compensation advisor retained by the Compensation Committee, we are in the process of developing compensation arrangements for the succeeding employment periods.

Chief Executive Officer

The 2010 base salary paid to Fredric M. Zinn, our President and Chief Executive Officer, was $500,000, payable $450,000 in cash and $50,000 in DSUs. Mr. Zinn also received incentive DSUs representing shares equivalent in value to $200,000, subject to forfeiture based on the Company’s average return on invested capital (“ROIC”) relative to the average ROIC of a designated peer group of companies for the three-year period 2009–2011 (the “Measurement Period”).

If the Company’s average ROIC for the Measurement Period is below the peer group, incentive DSUs issued to Mr. Zinn during the period are forfeitable at the rate of 1,000 DSUs for each 0.1% that the Company’s average ROIC is below the peer group’s average ROIC for the period. As a result, for 2010, total DSUs were granted in lieu of cash compensation to Mr. Zinn representing 11,680 shares of Common Stock issuable after a three-year deferral, having a value of $250,000 on the dates of grant, of which 9,344 DSUs are subject to forfeiture. Mr. Zinn is also entitled to receive 1,000 DSUs for each 0.1% that the Company’s average ROIC for the Measurement Period is above the average ROIC of the Company’s peer group, but not in excess of 100,000 DSUs.

In addition, Mr. Zinn receives performance-based incentive compensation (the “Profit Bonus”) that is specifically linked to our earnings per share (“EPS”). This component of Mr. Zinn’s incentive compensation is calculated annually based on our performance compared to:

(i)
a multiple of the year-to-year percentage increase or decrease in the RV and manufactured housing industries, measured by an index of RV industry wholesale shipments as reported by the Recreational Vehicle Industry Association, and to annual industry wholesale shipments of manufactured homes as reported by the Institute for Building Technology, but not in excess of 0.6% of pre-tax income;  Mr. Zinn will benefit if we out-perform our industries, and will be penalized if we under-perform our industries;

(ii)	prior year EPS; and

(iii)	a pre-established level of EPS which exceeds EPS for the year preceding the Measurement Period.

The total Profit Bonus payable to Mr. Zinn is limited to a maximum of 5% of the Company’s pre-tax income. The first $500,000 of Profit Bonus is payable in cash and the balance is payable in DSUs.

Based on these pre-established performance targets, for 2010 Mr. Zinn received performance-based incentive compensation of $637,507, of which $482,660 was paid in cash and $154,847 was paid in DSUs.

The total DSUs received by Mr. Zinn for 2010, having an aggregate value of $404,847 on the dates of grant, or 30% of his total 2010 salary and incentive compensation, represent an aggregate of 18,369 shares of Common Stock issuable after a three-year deferral, of which 9,344 DSUs are subject to forfeiture.

The peer group designated by the Compensation Committee, based on advice from an independent compensation consultant, with which our performance is compared regarding return on invested capital over the Measurement Period consists of the following companies in the RV and manufactured housing industries, as well as companies of comparable size in similar industries (“Peer Group”): American Woodmark Corporation, Apogee Enterprises, Inc., Gentex Corporation, Griffon Corporation, Patrick Industries, Inc., PGT, Inc., Shiloh Industries Corporation, Spartan Motors, Inc., Winnebago Industries, Inc.,  Arctic Cat, Inc. and Trimas Corporation. The Peer Group was revised for 2010 and 2011 to eliminate Champion Enterprises and Noble International, Ltd., because those companies filed for bankruptcy protection. They were replaced by Arctic Cat, Inc. and Trimas Corporation.

Executive Officers of our Subsidiaries

Jason D. Lippert, Chief Executive Officer of Lippert Components and Kinro

The 2010 base salary paid to Mr. Lippert was $700,000, payable in cash. Mr. Lippert also receives performance-based incentive compensation based on:

(i)
the combined operating profits of Lippert Components and Kinro in excess of a pre-established threshold which exceeds operating profits of Lippert Components and Kinro for the year preceding the three-year term of his employment agreement;

(ii)
the year-to-year percentage increase or decrease in such operating profits as compared to a multiple of the year-to-year percentage increase or decrease in the RV industry wholesale shipments and manufactured housing industry wholesale shipments, but not in excess of 1.5% of the combined operating profits of Lippert Components and Kinro; Mr. Lippert will benefit if we out-perform our industries, and will be penalized if we under-perform our industries; and

(iii)	the combined annual return on assets achieved by Lippert Components and Kinro in excess of a pre-established target, which is greater than the Company’s cost of capital.

Approximately 20% of the operating profits of Lippert Components and Kinro in excess of pre-established thresholds are allocated for payment of bonuses to all employees of these operations, and the incentive awards paid to Mr. Lippert were paid from such “bonus pool”.

The total performance-based incentive compensation payable to Mr. Lippert is limited to a maximum of 8% of operating profits. The first $900,000 of total performance-based incentive compensation is payable in cash; 50% of the excess over $900,000 is payable in DSUs, and the balance of such excess is payable in cash. Based on these pre-established performance targets, for 2010 Mr. Lippert received performance-based incentive compensation of $1,959,774 of which $529,887 was paid in DSUs.

The total DSUs received by Mr. Lippert for 2010, having an aggregate value of $529,887 on the dates of grant, or 20% of his total 2010 salary and incentive compensation, represent an aggregate of 22,890 shares of Common Stock issuable after a three-year deferral.

Scott T. Mereness, President of Lippert Components and Kinro

 The 2010 base salary paid to Mr. Mereness was $420,000, payable $360,000 in cash and $60,000 in DSUs representing 2,804 shares of Common Stock issuable after a three-year deferral. Mr. Mereness also receives performance-based incentive compensation based on:

(i)
the combined operating profits of Lippert Components and Kinro in excess of a pre-established threshold which exceeds operating profits of Lippert Components and Kinro for the year preceding the three-year term of his employment agreement;

(ii)
the year-to-year percentage increase or decrease in such operating profits as compared to a multiple of the year-to-year percentage increase or decrease in the RV industry wholesale shipments and manufactured housing industry wholesale shipments, but not in excess of 0.9% of the combined operating profits of Lippert Components and Kinro;  Mr. Mereness will benefit if we out-perform our industries, and will be penalized if we under-perform our industries; and

(iii)	the combined annual return on assets achieved by Lippert Components and Kinro in excess of a pre-established target, which is greater than the Company’s cost of capital.

Incentive awards paid to Mr. Mereness were paid from the Lippert Components and Kinro “bonus pool”.

The total performance-based incentive compensation payable to Mr. Mereness is limited to a maximum of 4.8% of operating profits. The first $100,000 of total performance-based incentive compensation is payable in cash; 33% of the excess over $100,000 is payable in DSUs, and the balance of such excess is payable in cash. Based on these pre-established performance targets, for 2010 Mr. Mereness received performance-based incentive compensation of $1,175,864, of which $355,035 was paid in DSUs.

The total DSUs received by Mr. Mereness for 2010, having an aggregate value of $415,035 on the dates of grant, or 26% of his total 2010 salary and incentive compensation, represent an aggregate of 18,140 shares of Common Stock issuable after a three-year deferral.

See, “Employment and Compensation Agreements” for a more detailed description of the terms of compensation payable to Messrs. Zinn, Lippert and Mereness since 2009.

Chief Financial Officer

For 2010, Joseph S. Giordano III, our Chief Financial Officer and Treasurer, in addition to base salary of $230,000, received a discretionary bonus of $125,000, payable $65,000 in cash and $60,000 in DSUs.

The total DSUs received by Mr. Giordano for 2010, having an aggregate value of $60,000 on the date of grant, or 17% of his total 2010 salary and incentive compensation, represent an aggregate of 2,592 shares of Common Stock issuable after a three-year deferral.

Compensation Process

The Compensation Committee is responsible for reviewing the performance of our executive officers in achieving our long-term business objectives, and ensuring that such executives are compensated consistent with the objectives, as well as competitive practices. The Committee provides oversight and guidance in the development of compensation and benefit programs for our senior executives, and confirms that compensation paid to those named executive officers who have employment agreements is in compliance with the agreements.

Performance objectives for the Chief Executive Officer and the President of our two operating subsidiaries, both of whom are intended to receive performance-based incentive compensation for each year during the period 2009-2011, were developed by Fredric M. Zinn, our Chief Executive Officer, in conjunction with the Compensation Committee, and Mr. Zinn negotiated the terms of the employment agreements of those executives.

The Compensation Committee negotiated with Mr. Zinn the compensation terms applicable to him. In this connection, in 2008 the Compensation Committee engaged Frederic W. Cook & Co., Inc. (the “Consultant”), an independent executive compensation consultant, to assess the compensation proposal for Mr. Zinn for the period 2009-2011, and for each year during that period. The Consultant reviewed the competitiveness of the proposed compensation package and the form of compensation relative to performance measures established for Mr. Zinn. The Consultant concluded that, while complex in design, overall, the compensation package for Mr. Zinn provides the key elements of total compensation in the competitive market, and addresses key performance objectives.

The Consultant has been retained to assist the Compensation Committee in developing compensation programs for Messrs. Zinn, Lippert and Mereness to become effective upon expiration of their existing agreements on December 31, 2011.

In addition, the Consultant advised the Compensation Committee with respect to the development of the amended equity award and incentive plan which is being submitted to stockholders for approval, see Proposal 2, as well as the adjustment to the exercise price of outstanding options in connection with the special cash dividend paid in December 2010.

The Consultant provides no services or advice to any executive or employee of the Company, and provides no other services to the Company.

The Compensation Committee also considered and ratified the recommendation of Mr. Zinn with respect to the 2010 salary, discretionary bonus, and equity awards for our Chief Financial Officer. Mr. Zinn has primary responsibility for evaluating the performance of the Chief Financial Officer based upon the execution of his duties with respect to financial reporting and internal controls, acquisitions, treasury and tax functions, our financing arrangements and relationship with lenders, planning and budgeting, and participation in investor relations. Mr. Zinn developed a compensation package for the Chief Financial Officer based on this evaluation and a publicly available compensation survey, as well as the Chief Financial Officer’s experience and level of expertise, and to a lesser extent, the Company’s results of operations.

The Compensation Committee periodically reviews our compensation policy utilizing both internal and external sources of information and analysis relating to financial results of operations, individual performance, long-term return to stockholders, compensation related risk assessment, and compensation afforded by other employers to comparable-level executives. If appropriate, changes are recommended. Our pay-for-performance incentive compensation programs have over many years effectively linked executive compensation to our long-term and short-term performance. Accordingly, we have not engaged in formal benchmarking of our executive compensation.

Total Compensation Report

Compensation “tally sheets” for each of the named executive officers were reviewed by the Compensation Committee. The tally sheets reflected dollar amounts of all components of the named executive officers’ 2010 compensation, including base salary, performance-based incentive awards, discretionary bonuses, equity awards, personal benefits, perquisites and, where applicable, potential change-in-control severance payments. Based on the Compensation Committee’s review of the tally sheets, the Compensation Committee determined that the amounts of compensation paid to our named executive officers for 2010 were reasonable, and were appropriate based on our financial results of operations and the individual performance of each of the executives. The Compensation Committee intends to review compensation tally sheets on an annual basis.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Management and based on such discussion, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

COMPENSATION COMMITTEE
James F. Gero, Chairman
Edward W. Rose, III
Frederick B. Hegi, Jr.
David A. Reed
John B. Lowe, Jr.

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

SUMMARY COMPENSATION TABLE

The following table sets forth the annual compensation awarded to or earned by our President and Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers (such five executive officers collectively, the “named executive officers”) for the years ended December 31, 2010, 2009 and 2008:

(a)	(b)	(c)		(d)	(e)		(f)	(g)	(h)		(i)	(j)
								Non-Equity
								Incentive	Long-
								Plan	Term		All Other
Name and					Stock		Option	Compen-	ROIC		Compen-
Principal Position	Year	Salary		Bonus	Awards		Awards(1)	sation	Bonus		sation(9)	Total

Leigh J. Abrams	2010	$400,000		$-	$-		$232,882	$418,472	$-		$100,915	$1,152,269
President until May 2008 and	2009	$400,000		$-	$-		$117,456	$-	$-		$101,507	$618,963
Chief Executive Officer until	2008	$400,000		$-	$-		$89,857	$28,855	$-		$102,005	$620,717
December 31, 2008, Chairman
since January 1, 2009

Fredric M. Zinn	2010	$450,000	(2)	$-	$404,847	(5)	$331,113	$482,660	$-		$75,820	$1,744,440
Executive Vice President and	2009	$450,000	(2)	$-	$250,000	(5)	$156,648	$34,680	$492,800	(8)	$76,449	$1,460,577
Chief Financial Officer until	2008	$346,154		$-	$100,000	(6)	$89,857	$-	$-		$79,155	$615,166
May 28, 2008, President since
May 28, 2008 and Chief
Executive Officer since
January 1, 2009

Jason D. Lippert(3)	2010	$700,000		$-	$529,887		$337,977	$1,429,887	$-		$71,640	$3,069,391
Chairman and Chief	2009	$700,000		$-	$-		$156,648	$244,569	$-		$64,054	$1,165,271
Executive Officer of Lippert	2008	$475,000		$425,000	$-		$134,786	$151,000	$-		$68,450	$1,254,236
Components and Kinro

Scott T. Mereness(3)	2010	$360,000	(4)	$-	$415,035	(7)	$270,087	$820,829	$-		$48,166	$1,914,117
President of Lippert	2009	$360,000	(4)	$-	$75,580	(7)	$117,486	$131,161	$-		$40,374	$724,601
Components and Kinro	2008	$292,200		$125,000	$125,000	(6)	$103,336	$91,000	$-		$44,664	$781,200

Joseph S. Giordano III	2010	$230,000		$65,000	$60,000	(6)	$180,490	$-	$-		$82,767	$618,257
Chief Financial Officer and	2009	$210,000		$45,000	$45,000	(6)	$97,905	$-	$-		$82,067	$479,972
Treasurer since May 28, 2008,	2008	$194,558		$65,000	$25,000	(6)	$44,929	$-	$-		$83,595	$413,082
Corporate Controller and
Treasurer until May 28, 2008

(1)	Amounts shown do not reflect compensation actually received. Amounts shown include:

a.	The aggregate fair value of stock options granted during the year.

b.
The aggregate fair value of the adjustment to the stock option exercise price on December 28, 2010, the date on which the Compensation Committee of the Board of Directors reduced by $1.50 the exercise price of all stock options outstanding on that date. The adjustment was made as a result of the special cash dividend of $1.50 per share of Common Stock paid on December 28, 2010 to record holders of the Company’s Common Stock on December 20, 2010.

See Note 1 of Notes to Consolidated Financial Statements included in our applicable Annual Reports on Form 10-K for the assumptions used in determining the fair value based on the Black-Scholes option-pricing model.

(2)	Excludes $50,000 of salary, paid $12,500 quarterly in DSUs, which are included in the Stock Awards column. See Grants of Plan-Based Awards Table.

(3)	Commencing October 1, 2008, Messrs. Lippert and Mereness assumed management responsibility for the operations of Kinro, in addition to Lippert Components.

(4)	Excludes $60,000, paid $15,000 quarterly in DSUs, which are included in the Stock Awards column. See Grants of Plan-Based Awards Table.

(5)
Includes $50,000 of salary, paid $12,500 quarterly in DSUs. Also includes performance-based incentive compensation of $200,000, paid $50,000 quarterly in DSUs (the “Incentive DSUs”), subject to forfeiture if the Company’s ROIC for the three-year Measurement Period is below the average ROIC of the Company’s Peer Group (as defined).  In addition, includes performance-based incentive compensation of $154,847 paid in DSUs for 2010. See “Employment and Compensation Agreements” and Grants of Plan-Based Awards Table.

(6)	Discretionary bonus paid in DSUs.

(7)
Includes $60,000 of salary, paid $15,000 quarterly in DSUs. Also includes performance-based incentive compensation of $355,035 and $15,580 paid in DSUs for 2010 and 2009, respectively. See “Employment and Compensation Agreements” and Grants of Plan-Based Awards Table.

(8)
Upon expiration of the three-year period January 1, 2009 through December 31, 2011 (the “Measurement Period”), Mr. Zinn will be entitled to receive 1,000 DSUs for each 0.1% that the Company’s average return on invested capital (“ROIC”) for the Measurement Period is above the average ROIC of the Company’s Peer Group (as defined), but the total number of DSUs will not exceed 100,000 units (the “ROIC Bonus”). Amount shown represents the three-year estimated aggregate grant date fair value, or 80% of the maximum award of $616,000, which may be paid pursuant to Mr. Zinn’s three-year ROIC Bonus. No additional ROIC Bonus will be granted to Mr. Zinn for the Measurement Period. If the Company’s average ROIC for the Measurement Period is below the ROIC of the Peer Group, Incentive DSUs (described in Note 5) granted annually in lieu of cash compensation during the Measurement Period will be forfeited at the same rate of 1,000 DSUs for each 0.1% that the Company’s ROIC for the Measurement Period is below the ROIC of the Company’s Peer Group. See “Employment and Compensation Agreements” and Grants of Plan-Based Awards Table.

(9)	Includes the following payments the Company made to or on behalf of our named executive officers:

Name	Year	401(k) Matching Contribution	Supplemental Restricted Bonus(A)	Health Insurance	Other Perquisites(B)	Total All Other Compensation

Leigh J. Abrams	2010	$9,800	$30,000	$33,225	$27,890	$100,915
	2009	$9,800	$30,000	$34,096	$27,611	$101,507
	2008	$9,200	$30,000	$30,707	$32,098	$102,005

Fredric M. Zinn	2010	$9,800	$24,600	$-	$41,420	$75,820
	2009	$9,800	$24,600	$-	$42,049	$76,449
	2008	$9,200	$24,600	$-	$45,355	$79,155

Jason D. Lippert	2010	$9,800	$40,000	$1,452	$20,388	$71,640
	2009	$9,800	$40,000	$2,744	$11,510	$64,054
	2008	$9,200	$40,000	$2,590	$16,660	$68,450

Scott T. Mereness	2010	$9,800	$25,000	$1,452	$11,914	$48,166
	2009	$9,800	$25,000	$2,744	$2,830	$40,374
	2008	$9,200	$25,000	$2,590	$7,874	$44,664

Joseph S. Giordano III	2010	$9,800	$15,000	$42,254	$15,713	$82,767
	2009	$9,800	$15,000	$40,912	$16,355	$82,067
	2008	$9,200	$15,000	$42,121	$17,274	$83,595

(A)	Our named executive officers received a taxable bonus payment which they are required to invest in tax deferred annuities or cash value life insurance intended to provide retirement income.

(B)	Other perquisites include personal use of a company car or auto allowance, parking, spousal travel for Company events, and long-term care, life, and long-term disability insurance.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table summarizes the non-qualified options and DSUs awarded to the named executive officers for 2010:

(a)	(b)	(c)		(d)	(e)	(f)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(5)	Grant Date Fair Value of Stock and Option Awards

Leigh J. Abrams	11/29/10	-		18,000	$19.67	$186,392
	12/28/10	-		-	-	$46,490	(2)

Fredric M. Zinn	11/29/10	-		28,000	$19.67	$281,185
	3/31/10	2,839	(3)	-	-	$62,500
	6/30/10	3,095	(3)	-	-	$62,500
	9/30/10	2,997	(3)	-	-	$62,500
	12/28/10	2,772	(1)	-	-	$65,110
	12/28/10	-		-	-	$49,928	(2)
	12/31/10	2,751	(3)	-	-	$62,500
	2/15/11	6,689	(4)	-	-	$154,847

Jason D. Lippert	11/29/10	-		28,000	$19.67	$281,185
	12/28/10	-		-	-	$56,792	(2)
	2/15/11	22,890	(4)	-	-	$529,887

Scott T. Mereness	11/29/10	-		22,000	$19.67	$220,931
	3/31/10	682		-	-	$15,000
	6/30/10	743		-	-	$15,000
	9/30/10	720		-	-	$15,000
	12/28/10	1,398	(1)	-	-	$32,831
	12/28/10	-		-	-	$49,156	(2)
	12/31/10	661		-	-	$15,000
	2/15/11	15,337	(4)	-	-	$355,035

Joseph S. Giordano III	11/29/10	-		15,000	$19.67	$150,635
	12/28/10	391	(1)	-	-	$9,170
	12/28/10	-		-	-	$29,855	(2)
	2/15/11	2,592	(4)	-	-	$60,000

(1)
On December 28, 2010, a special cash dividend of $1.50 per share of the Company’s Common Stock was paid to stockholders of record on December 20, 2010. In connection with the special cash dividend, holders of deferred stock units were credited with deferred stock units equal in value to $1.50 per deferred stock unit then held, as provided in the DSU award agreements.

(2)
In connection with the special cash dividend, the Compensation Committee of the Company’s Board of Directors reduced the exercise price of all the outstanding stock options by $1.50 per share. The value shown in column (f) represents the aggregate fair value of the adjustment.

(3)
Includes Incentive DSUs granted each quarter in lieu of cash compensation to Mr. Zinn, aggregating 9,344 DSUs in 2010, which are subject to forfeiture. If the Company’s average ROIC for the Measurement Period is below the ROIC of the Peer Group, Incentive DSUs granted annually in lieu of cash compensation during the Measurement Period will be forfeited at the same rate of 1,000 DSUs for each 0.1% that the Company’s ROIC for the Measurement Period is below the ROIC of the Company’s Peer Group. See “Employment and Compensation Agreements”.

(4)	Performance-based incentive compensation or discretionary bonus earned in 2010 paid in DSUs in lieu of cash compensation.

(5)
The option exercise price was $21.17, the closing price on the day before the grant, and was subsequently reduced by $1.50 per share to $19.67 as a result of the special cash dividend. The closing price on the grant date was $20.89. See “Grants of Plan-Based Awards”.

Grants of Plan-Based Awards

NSOs were awarded to employees in November 2010. The Company’s practice is to grant options to employees every year at our regular Board and Committee meetings in November, at an exercise price equivalent to the closing market price on the day before the grant. We believe that options granted to our executives and employees constitute an effective incentive to achieving long-term success of the Company, and are an important compensation component to our executives and employees. Our regular November meeting date is scheduled almost a year in advance. Accordingly, the granting of options, as well as the exercise price of the options, are determined independent of any general market conditions at that time or intervening Company events which could affect the market price of our stock on that date.

The number of NSOs granted to each of our named executive officers for 2010 was determined by the Compensation Committee after consideration of several factors and events relative to the Company’s performance, rather than being based on specific pre-established measures of corporate operating performance that are utilized to determine incentive compensation awards. The Compensation Committee considered the 2010 results of operations, the success of cost-cutting measures, the continuing success of the management transition at the Company level and at Kinro, the extent of new products introduced and market share gains, the expense related to the options, resulting dilution, the element of motivation that NSOs provide, and other factors.

Prior to granting options, the Compensation Committee determined the total number of shares that would be subject to options and the related Black-Scholes value which would result in a reasonable expense to the Company relative to our operating results. The Committee then allocated options for a portion of those shares to the Company’s Chief Executive Officer, and to the Chief Executive Officer and the President of Lippert Components and Kinro. The Chief Executive Officer of the Company then allocated the balance of the shares subject to options to employees at the Company’s corporate headquarters, and to Lippert Components and Kinro. The Chief Executive Officer of Lippert Components and Kinro then allocated such options among the other executives and employees of Lippert Components and Kinro, subject to approval of the Committee. The Compensation Committee also granted options to Leigh J. Abrams, in his capacity as Chairman of the Board.

The number of shares subject to options which were granted to employees in 2010 represented 1.9% of the Company’s outstanding shares on the date the options were granted. In 2010, the five named executive officers received aggregate NSOs to purchase 111,000 shares representing 27% of the total 411,750 option shares granted to all employees in 2010. The exercise price was $21.17 per share. On December 28, 2010, the Company paid a special cash dividend of $1.50 per share to holders of its Common Stock on December 20, 2010.  In this connection, the Compensation Committee reduced by $1.50 the exercise price of all outstanding options granted prior to that date. The aggregate option expense to the Company applicable to the 2010 grants to the named executive officers was $1,120,328, which will be expensed over the vesting term of the options on a straight-line basis, which is five years, except for the options granted to Mr. Abrams which is one year. All options expire six years after grant.

To enhance the retention value of the Company’s executives, the Committee requires that certain of the Company’s senior executives hold for at least one year stock received upon exercise of vested stock options, unless the executive already owns a number of shares at least equivalent to the shares to be sold by the executive on exercise of options.

To encourage our executives’ long-term ownership of the Common Stock of the Company, we award DSUs in lieu of a portion of cash compensation. The number of stock units is credited at the fair market value of the stock on the date granted. The DSUs provide for the distribution of shares of our Common Stock at the end of a deferral period of at least three years, subject to earlier distribution upon death, disability, or certain changes-in-control of the Company. Until shares representing the deferred stock are distributed, the executive does not have any rights of a stockholder of the Company with respect to such shares, other than to receive dividends in the form of additional DSUs if dividends are issued to stockholders.

Equity Award and Incentive Plan

On May 16, 2002, stockholders approved the Drew Industries Incorporated 2002 Equity Award and Incentive Plan (as amended, the “2002 Plan”). See Proposal 2. “Approval of Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated” for a discussion of certain modifications to the 2002 Plan, which the Board of Directors and its Compensation Committee are requesting stockholders to approve.

The following is a brief description of the material features of the 2002 Plan. This description is qualified in its entirety by reference to the full text of the Plan and the amendments thereto.

Shares Available and Award Limitations. Subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events, the total shares available at March 22, 2011 under the 2002 Plan were 2,822,604 shares (of which 2,263,165 shares are subject to outstanding stock options and DSUs and 559,439 shares are available for future grant) representing 11.3% of the Company’s shares outstanding on March 22, 2011, assuming exercise of all stock options and DSUs outstanding and available for grant. Shares delivered under the 2002 Plan may be either newly issued or treasury shares. Of the 2,263,165 shares subject to outstanding stock options and DSUS, the exercise price with respect to options to purchase 838,390 of such shares was higher than the market price of the Company’s Common Stock on March 22, 2011.

The 2002 Plan includes a limitation on the amount of Awards that may be granted to any one Participant in a given year to qualify Awards as “performance-based” compensation not subject to the limitation on deductibility under Internal Revenue Code Section 162(m). Under this annual per-person limitation, no Participant may in any year be granted share-denominated Awards under the 2002 Plan relating to more than his or her “Annual Limit” for each type of Award. The Annual Limit is 100,000 shares (after giving effect to the September 2005 stock split) plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. Stock options, stock appreciation rights (“SARs”), restricted stock, deferred stock and bonus stock, are separate types of Awards subject to a separate limitation. In the case of Awards not relating to shares in a way in which the share limitation can apply, no Participant may be granted Awards authorizing the earning during any year of an amount that exceeds the Participant’s Annual Limit, which is $1,200,000, plus the cumulative amount of the Participant’s unused cash Annual Limit as of the close of the previous year. The Annual Limit for non-stock-based Awards of $1,200,000 is separate from the Annual Limit of 100,000 shares (after giving effect to the September 2005 stock split) for each type of stock-based Award.

The 2002 Plan does not permit any shares authorized under the 2002 Plan to be used for any Award which could be characterized as a “repricing” of outstanding stock options.

Eligibility. Executive officers and other employees of the Company and its subsidiaries, and non-employee directors, consultants and others who provide substantial services to the Company and its subsidiaries, are eligible to be granted Awards under the 2002 Plan.

Administration. The 2002 Plan is administered by the Compensation Committee (the “Committee”), except that the Board of Directors may appoint any other committee to administer the 2002 Plan and may itself act to administer the Plan. Subject to the terms and conditions of the 2002 Plan, the Committee is authorized to select Participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance Award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations which may be necessary or advisable for the administration of the 2002 Plan. Nothing in the 2002 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the named executive officers. The 2002 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2002 Plan.

Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the Participant, and NSOs, and SARs entitling the Participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price of a stock option and the grant price of an SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant. At the discretion of the Committee, stock options may be exercised by payment of the exercise price in cash, shares or other property (including broker-assisted cashless exercise procedures) or by surrender of other outstanding Awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee.

Restricted and Deferred Stock. The Committee is authorized to make Awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by Participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee. An Award of restricted stock entitles the Participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Except in the event of a change-in-control (as defined in the 2002 Plan), restricted stock may not be transferred prior to the first anniversary of the grant thereof. Deferred stock gives Participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the Award in the event of termination of employment under certain circumstances prior to the end of a specified period (which need not be the same as the deferral period). Prior to settlement, deferred stock Awards carry no voting or other rights associated with stock ownership, other than to receive dividends in the form of additional DSUs if dividends are issued to stockholders.

Bonus Shares, and Awards in lieu of Cash Obligations. The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of the Company’s obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify. The number of shares granted to an executive officer or non-employee director in place of salary, fees or other cash compensation must be reasonable, as determined by the Committee.

Performance-Based Awards. To motivate superior performance, as well as to avoid the limitations on deductibility under Internal Revenue Code Section 162(m), the Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of Awards being granted or becoming exercisable or settleable under the 2002 Plan, or as a condition to accelerating the timing of such events. The Committee may specify that any such criteria will be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of Awards under the 2002 Plan.

Other Terms of Awards. Awards may be settled in cash, shares, other Awards or other property, at the discretion of the Committee. The Committee may require or permit Participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest on any deferred amounts. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the Participant) in order to satisfy tax obligations. Non-cash Awards granted under the 2002 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the Participant’s death, except that the Committee may permit transfers in individual cases, including for estate planning purposes.

Vesting, Forfeitures, and Acceleration. The Committee may, in its discretion, determine the vesting schedule of stock options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of stock options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the 2002 Plan provides that, in the event of a change-in-control of the Company, outstanding Awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, and goals relating to performance-based Awards will be deemed met or exceeded to the extent specified in the performance-award documents. A change-in-control means generally (i) any person or group becomes a beneficial owner of 30% or more of the voting power of the Company’s voting securities; (ii) a change in the Board’s membership such that the current members, or those elected or nominated by vote of a majority of the current members and successors elected or nominated by them, cease to represent a majority of the Board in any period of less than two years; (iii) certain mergers or consolidations reducing the percentage of voting power held by stockholders prior to such transactions to under 51%; (iv) stockholder approval of a sale or liquidation of all or substantially all of the assets of the Company; and (v) upon the sale of all or substantially all of the Company’s assets.

Amendment and Termination of the 2002 Plan. The Board may amend, alter, suspend, discontinue, or terminate the 2002 Plan or the Committee’s authority to grant Awards thereunder without stockholder approval unless stockholder approval is required by law, regulation, or stock exchange rule. Under these provisions, stockholder approval will not necessarily be required for amendments that might increase the cost of the 2002 Plan. However, stockholder approval is required for any amendment which may (a) increase the maximum number of shares of stock covered by the Plan or change the class of employees who are Eligible Persons; (b) reduce the exercise price for any stock options below the fair market value of the Common Stock on the date of the grant of such stock option; (c) extend beyond 10 years from the date of the grant the period within which any Award may be exercised; (d) extend the period beyond the termination date of the Plan during which Awards may be granted; or (e) increase the Annual Limit. Consistent with the foregoing, administrative amendments to the 2002 Plan have been adopted without stockholder approval, and amendments increasing the number of shares subject to issuance under the 2002 Plan were adopted with stockholder approval in 2006, 2008 and 2009.  See Proposal 2 regarding certain amendments to the 2002 Plan which stockholders are being requested to approve.

No Awards may be made after the tenth anniversary of the effective date of the 2002 Plan. Unless earlier terminated, the 2002 Plan will terminate at such time that no shares reserved under the 2002 Plan remain available and the Company has no further rights or obligations with respect to any outstanding Award.

In Proposal 2.  “Approval of Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated,” the Board of Directors and its Compensation Committee are requesting stockholders to approve a number of amendments to the 2002 Plan which will implement significant changes as described in detail in Proposal 2.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table summarizes the number of shares of Common Stock underlying outstanding option and stock awards held by each named executive officer as of December 31, 2010:

	Option Awards				Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)		(g)
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares Underlying DSUs That Have Not Vested		Equity Incentive Plan Awards: Market Value at December 31, 2010 of Unearned Shares Underlying DSUs That Have Not Vested

Leigh J. Abrams	25,000	-	$26.83	11/15/11	-		$-
	12,000	8,000	$31.11	11/14/13	-		$-
	8,000	12,000	$10.09	11/12/14	-		$-
	11,400	-	$19.49	11/18/15	-		$-
	-	18,000	$19.67	11/29/16	-		$-

Fredric M. Zinn	20,000	-	$26.83	11/15/11	-		$-
	9,000	6,000	$31.11	11/14/13	-		$-
	8,000	12,000	$10.09	11/12/14	-		$-
	3,200	12,800	$19.49	11/18/15	-		$-
	-	28,000	$19.67	11/29/16	-		$-
	-	-	-	-	100,000	(2)	$2,272,000	(2)

Jason D. Lippert	25,000	-	$26.83	11/15/11	-		$-
	12,000	8,000	$31.11	11/14/13	-		$-
	6,000	18,000	$10.09	11/12/14	-		$-
	3,200	12,800	$19.49	11/18/15	-		$-
	-	28,000	$19.67	11/29/16	-		$-

Scott T. Mereness	20,000	-	$26.83	11/15/11	-		$-
	12,000	8,000	$31.11	11/14/13	-		$-
	9,200	13,800	$10.09	11/12/14	-		$-
	2,400	9,600	$19.49	11/18/15	-		$-
	-	22,000	$19.67	11/29/16	-		$-

Joseph S. Giordano III	15,000	-	$26.83	11/15/11	-		$-
	7,200	4,800	$31.11	11/14/13	-		$-
	4,000	6,000	$10.09	11/12/14	-		$-
	2,000	8,000	$19.49	11/18/15	-		$-
	-	15,000	$19.67	11/29/16	-		$-

(1)
Option awards vest 20% per year on the first through the fifth anniversaries of the respective grant date, and expire six years after grant, except that the option awards granted to Mr. Abrams on November 18, 2009 and November 29, 2010 for 11,400 shares and 18,000 shares, respectively, vest 100% on the first anniversary of the grant date, and expire six years after grant.

(2)
Upon expiration of the three-year period January 1, 2009 through December 31, 2011 (the “Measurement Period”), Mr. Zinn will be entitled to receive 1,000 DSUs for each 0.1% that the Company’s average return on invested capital (“ROIC”) for the Measurement Period is above the average ROIC of the Company’s Peer Group (as defined), but the total number of DSUs will not exceed 100,000 units (the “ROIC Bonus”). Based on performance through December 31, 2010, the amount shown represents 100% of the maximum award which may be paid pursuant to Mr. Zinn’s three-year ROIC Bonus. No additional ROIC Bonus will be granted to Mr. Zinn for the Measurement Period. If the Company’s average ROIC for the Measurement Period is below the ROIC of the Peer Group, Incentive DSUs granted annually in lieu of cash compensation during the Measurement Period will be forfeited at the same rate of 1,000 DSUs for each 0.1% that the Company’s ROIC for the Measurement Period is below the ROIC of the Company’s Peer Group. Excludes 23,939 Incentive DSUs, with a value of $543,894 at December 31, 2010, which are vested, but are subject to forfeiture if the Company’s average ROIC for the three-year Measurement Period is less than the average ROIC of the Company’s Peer Group. See “Employment and Compensation Agreements”.

OPTION EXERCISES AND STOCK VESTED

The following table presents the value realized by the named executive officers on exercise of options in 2010:
(a)	(b)	(c)
Name	Number of Shares Acquired On Exercise	Value Realized on Exercise

Jason D. Lippert	12,000	$71,840

NON-QUALIFIED DEFERRED COMPENSATION

The Company maintains an Executive Non-Qualified Deferred Compensation Plan. The Company does not make any contributions to the Plan but is responsible for certain costs of Plan administration, which are not significant. Pursuant to the Plan, certain of the named executive officers are eligible to defer all or a portion of their earned base salary and incentive compensation. The Plan participant is fully vested in all deferred compensation and earnings credited to his or her account because the participant has made all the contributions. Pursuant to the Plan, payments to the participants will be made from the Company’s general unrestricted assets, and the obligations pursuant to the Plan are unfunded and unsecured.

The Plan participant’s account is deemed invested (not actually invested) among various deemed investment alternatives selected by the participant. The Company has elected to invest a portion of the compensation deferred by the participant in life insurance policies for the benefit of the Company. The investments within these life insurance policies track the deemed investments selected by the participant in order to generate the funds needed to make payments to the participants. The deemed investments selected by the participant determine the amount of earnings and losses that are credited to the participant’s account.

The following table summarizes activity in the non-qualified deferred compensation plan by those named executive officers who participated:
(a)	(b)	(c)	(d)	(e)
Name	Executive Contributions in 2010(1)	Aggregate Earnings in 2010(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2010

Fredric M. Zinn	$10,400	$9,474	$-	$71,097	(3)

Jason D. Lippert	$24,457	$120,338	$-	$1,092,256	(4)

Scott T. Mereness	$10,493	$2,885	$-	$24,163	(5)

(1)	Amounts in column (b) of this table have been included in columns (c) or (g) of the Summary Compensation Table.

(2)	Amounts in column (c) of this table, which represent earnings or losses on the executives’ contributions, have not been included the Summary Compensation Table.

(3)	Includes cumulative contributions by the participant of $61,000 that have been included in the Summary Compensation Table, as well as cumulative earnings of $10,097.

(4)	Includes cumulative contributions by the participant of $1,198,325 that have been included in the Summary Compensation Table, as well as cumulative loss of $106,069.

(5)
Includes cumulative contributions by the participant of $345,621 that have been included in the Summary Compensation Table, as well as cumulative loss of $108,718 and cumulative withdrawals of $212,740.

EMPLOYMENT AND COMPENSATION AGREEMENTS

Fredric M. Zinn, President and CEO

Pursuant to the Executive Compensation and Non-Competition Agreement between the Company and Fredric M. Zinn, our President and Chief Executive Officer, for the three-year period January 1, 2009 through December 31, 2011 (the “Measurement Period”), Mr. Zinn will receive annual base salary of $500,000 consisting of $450,000 in cash and DSUs representing shares equivalent in value to $50,000. The DSUs will be issued quarterly on the last day of each calendar quarter at the rate of $12,500 per quarter.

In addition, Mr. Zinn will receive annually DSUs representing shares equivalent in value to $200,000 (the “Incentive DSUs”), issued at the end of each calendar quarter at the rate of $50,000 per quarter. These DSUs are subject to forfeiture based on the return on invested capital performance measure discussed below.

Mr. Zinn will also be entitled to receive for each year during the Measurement Period performance-based profit incentive compensation (the “Profit Bonus”) consisting of $4,000 for each $0.01 that the Company’s adjusted earnings per share (as defined, “Adjusted EPS”) exceeds the Company’s Adjusted EPS for the prior year; plus $4,000 for each $0.01 that the Company’s Adjusted EPS for each year during the Measurement Period exceeds $1.45; and $10,000, plus or minus, for each 1% that the change in the Company’s Adjusted EPS for each year during the Measurement Period is above or below 2.5 times the percentage increase or decrease in the Index of Number of RVs and Manufactured Housing industry wholesale shipments (as defined, the “Industry Index”). However, the incentive compensation amount added or subtracted with respect to the industry-related performance measure will not exceed 0.6% of Company’s pre-tax income for the subject year.

The aggregate Profit Bonus for any year during the Measurement Period may not exceed 5% of the Company’s pre-tax income. For any year during the Measurement Period, the first $500,000 of Profit Bonus will be paid in cash, and the Profit Bonus in excess of $500,000 will be paid in DSUs.

Upon expiration of the Measurement Period, Mr. Zinn will be entitled to receive 1,000 DSUs for each 0.1% that the Company’s average return on invested capital (“ROIC”) for the Measurement Period is above the average ROIC of the Company’s Peer Group (as defined), but the total number of DSUs will not exceed 100,000 (the “ROIC Bonus”). However, if the Company’s average ROIC for the Measurement Period is below the ROIC of the Peer Group, Incentive DSUs granted annually in lieu of cash compensation during the Measurement Period will be forfeited at the same rate of 1,000 DSUs for each 0.1% that the Company’s ROIC for the Measurement Period is below the ROIC of the Company’s Peer Group. No additional ROIC Bonus will be granted to Mr. Zinn for the Measurement Period.

The performance measures pursuant to which the total incentive performance bonus is paid will be modified, consistent with the Company’s past practices, to give effect to any business acquisitions or dispositions made by the Company. Mr. Zinn’s election to defer receipt of the shares of stock deliverable pursuant to any DSUs must be for a period of not less than three years from the date the DSUs are issued.

During the Measurement Period, Mr. Zinn will be entitled to receive benefits and perquisites, which we estimate will cost approximately $75,000 per year.

Jason D. Lippert, Chairman and CEO of Lippert Components and Kinro

Pursuant to the Executive Employment and Non-Competition Agreement among Lippert Components, Kinro and Jason D. Lippert, for the period January 1, 2009 through December 31, 2011 (the “Term”), Mr. Lippert will receive annual base salary in the amount of $700,000.

In addition, Mr. Lippert is entitled to receive annually performance-based profit incentive compensation (the “Profit Bonus”) consisting of 3.75% of the combined Operating Profits (as defined) of Lippert Components, and its subsidiaries and affiliates (the “LCI Entities”) and Kinro, and its subsidiaries and affiliates (the “Kinro Entities”) in excess of $35,000,000 and up to $50,000,000; plus 4.25% of the combined Operating Profits in excess of $50,000,000 and up to $65,000,000; plus 5% of the combined Operating Profits in excess of $65,000,000.

Mr. Lippert is also entitled to receive performance-based industry-comparable incentive compensation (the “Industry Bonus”) determined by adding to, or subtracting from, the Profit Bonus the amount of $20,000 for each 1% that the percentage increase or decrease in the combined Operating Profits for any year during the Term, as compared to the immediately preceding calendar year, exceeds or is less than 2.5 times the percentage increase or decrease in the Industry Index during such year, as compared to the immediately preceding calendar year. However, the Industry Bonus for any year during the Term will not exceed 1.5% of the combined Operating Profits.

For 2010, Mr. Lippert was also entitled to receive performance-based incentive compensation of $155,000 if the LCI Entities and the Kinro Entities combined achieved a return on assets (“ROA”) of 21%, which compensation increases at the rate of $30,000 per 1% increase in ROA over 21%. For 2011, the ROA incentive compensation will be $185,000, if the LCI Entities and the Kinro Entities combined achieve ROA of 22%, and the same incremental increase in ROA incentive compensation will apply for incremental increases in ROA.

The performance measures pursuant to which the total performance incentive bonus is paid will be modified, consistent with the Company’s past practices, to give effect to any business acquisitions or dispositions made by the LCI Entities and the Kinro Entities.

The total performance incentive bonus for any year during the Term may not exceed 8% of combined Operating Profits. For any year during the Term, the first $900,000 of total performance incentive bonus will be paid in cash, 50% of total performance incentive bonus in excess of $900,000 will be paid in DSUs, and 50% of such excess will be paid in cash. Mr. Lippert’s election to defer receipt of the shares of stock deliverable pursuant to DSUs must be for a period of not less than three years from the date the DSUs are issued.

During the Term, Mr. Lippert will be entitled to receive benefits and perquisites, which we estimate will cost approximately $70,000 per year.

Scott T. Mereness, President of Lippert Components and Kinro

Pursuant to the Executive Employment and Non-Competition Agreement among Lippert Components, Kinro, and Scott T. Mereness, for the period January 1, 2009 through December 31, 2011 (the “Term”), Mr. Mereness will receive annual base salary of $420,000, consisting of $360,000 in cash and DSUs equivalent in value to $60,000. The DSUs will be issued quarterly on the last day of each calendar quarter at the rate of $15,000 per quarter.

In addition, Mr. Mereness is entitled to receive annually performance-based profit incentive compensation (the “Profit Bonus”) consisting of 2.25% of the combined Operating Profits in excess of $35,000,000 and up to $50,000,000; plus 2.55% of the combined Operating Profits in excess of $50,000,000 and up to $65,000,000; plus 3% of the combined Operating Profits in excess of $65,000,000.

Mr. Mereness is also entitled to receive performance-based industry-comparable incentive compensation (the “Industry Bonus”) determined by adding to, or subtracting from, the Profit Bonus the amount of $12,000 for each 1% that the percentage increase or decrease in the combined Operating Profits for any year during the Term, as compared to the immediately preceding calendar year, exceeds or is less than 2.5 times the percentage increase or decrease in the Industry Index during such year, as compared to the immediately preceding calendar year. However, the Industry Bonus for any year during the Term will not exceed 0.9% of the combined Operating Profits.

For 2010, Mr. Mereness was also entitled to receive performance-based incentive compensation of $93,000 if the LCI Entities and the Kinro Entities combined achieved ROA of 21%, which compensation increases at the rate of $18,000 per 1% increase in ROA over 21%. For 2011, the ROA incentive compensation will be $111,000 if the LCI Entities and the Kinro Entities combined achieve ROA of 22%, and the same incremental increase in ROA incentive compensation will apply for incremental increases in ROA.

The performance measures pursuant to which the total performance incentive bonus is paid will be modified, consistent with the Company’s past practices, to give effect to any business acquisitions or dispositions made by the LCI Entities and the Kinro Entities.

The total performance incentive bonus for any year during the Term many not exceed 4.8% of combined Operating Profits. For any year during the Term, the first $100,000 of total performance incentive bonus will be paid in cash, 33% of total performance incentive bonus in excess of $100,000 will be paid in DSUs, and 67% of such excess will be paid in cash. Mr. Mereness’ election to defer receipt of the shares of stock deliverable pursuant to the DSUs must be for a period of not less than three years from the date the DSUs are issued.

During the Term, Mr. Mereness will be entitled to receive benefits and perquisites, which we estimate will cost approximately $45,000 per year.

Leigh J. Abrams, Chairman and Former CEO

Effective January 1, 2009, in accordance with the Company’s management succession plan, Leigh J. Abrams, Chief Executive Officer from 1984 until December 31, 2008, President from 1984 to May 2008, and a Director since 1984, was appointed Chairman of the Board of Directors, and Fredric M. Zinn was appointed Chief Executive Officer.  In this connection, we entered into an Executive Compensation and Benefits Agreement with Mr. Abrams, effective as of January 1, 2009 (the “Abrams Agreement”). Under the Abrams Agreement, we granted retirement compensation and benefits to Mr. Abrams for the period January 1, 2009 through March 31, 2011 in the amount of $1.4 million, to be paid as described below in recognition of his 40-year commitment to our success, the Company's performance during his 25-year tenure as President and Chief Executive Officer, and the overall increase in stockholder value during that period. In addition, as Chairman of the Board, Mr. Abrams continues to render services to the Company, for which he is compensated in accordance with the Abrams Agreement, and he has agreed to non-competition restrictions on his future business activities.

Pursuant to the Abrams Agreement, for 2010 Mr. Abrams received (a) base salary of $400,000, plus (b) with respect to our 2010 results of operations, performance-based incentive compensation equal to 75% of the amount (the “Formula Payment”) that would have been paid to Mr. Abrams by applying the incentive compensation formula in effect for him for 2008, subject to adjustment consistent with prior years for acquisitions consummated since January 1, 2008.  On a pro-rata basis for the first quarter of 2011, Mr. Abrams will receive (a) annual base salary of $400,000, plus (b) with respect to our 2011 results of operations, performance-based incentive compensation equal to one quarter of 75% of the Formula Payment, subject to adjustment consistent with prior years for acquisitions consummated since January 1, 2008. Commencing April 1, 2011, and continuing for the period during which Mr. Abrams serves as Chairman of the Board, Mr. Abrams will receive compensation as Chairman of the Board of Directors, consistent with our past practices, and long-term NSOs as the Compensation Committee determines. For 2010, Mr. Abrams received, and for each of calendar years through 2013, Mr. Abrams will receive, personal benefits in substantially the same nature and amount as provided to him during his tenure as President and CEO, which we estimate will cost approximately $100,000 annually.

David L. Webster, Former Chairman, President and CEO of Kinro

In accordance with the management succession plan, and in connection with the retirement, effective December 31, 2008, of David L. Webster as Chairman, President and Chief Executive Officer of Kinro, we entered into an Executive Compensation and Benefits Agreement with Mr. Webster, effective as of January 1, 2009 (the “Webster Agreement”). We granted retirement compensation and benefits to Mr. Webster in recognition of his contribution to our business, growth, and reputation during a 28-year period. In addition, Mr. Webster has agreed to non-competition restrictions on his future business activities.

Pursuant to the Webster Agreement, for 2010 Mr. Webster received (i) compensation of $750,000; plus (ii) personal benefits in substantially the same nature and amount as provided to Mr. Webster during his tenure as President and CEO of Kinro, which cost approximately $42,000 for 2010.  The Company has no further obligation to Mr. Webster.

See “Compensation Discussion and Analysis” and the Summary Compensation Table for information about payments made in 2010 to Messrs. Abrams, Zinn, Lippert and Mereness pursuant to these employment and compensation agreements.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

Acceleration of Stock Options

Pursuant to the 2002 Plan, in the event of a change-in-control (as defined in the 2002 Plan), death or disability, all unexercisable stock options, including those held by the named executive officers, will become fully exercisable and vested, subject to the terms of the 2002 Plan. See “Equity Award and Incentive Plan – Vesting, Forfeitures and Acceleration”. See Proposal 2 regarding certain proposed amendments to the 2002 Plan which may affect these provisions.

Termination of Employment

-	Leigh J. Abrams, Chairman of the Board and Former CEO

In accordance with the Executive Compensation and Benefits Agreement with Leigh J. Abrams effective January 1, 2009, in the event Mr. Abrams becomes disabled, Mr. Abrams will continue to receive his base salary, any performance-based incentive compensation, and other benefits in accordance with the Agreement.

In the event of Mr. Abram’s death, Mr. Abrams’s heir or designee will be entitled to the base salary which Mr. Abrams would have received in accordance with the Agreement, as well as medical, health and dental benefits for a period of eighteen months from the date of death or until the end of the Agreement, whichever is longer.

In the event the Company terminates Mr. Abrams’s employment for other than “cause”, Mr. Abrams will continue to receive his base salary, any performance-based incentive compensation, and other benefits in accordance with the Agreement.

-	Fredric M. Zinn, President and CEO

On September 12, 2003, the Company entered into a “double-trigger” Change-in-Control Agreement with Fredric M. Zinn.  The Agreement, as amended, provides for severance payable upon a Company-initiated termination within one year following, or 120 days prior to, a change-in-control, or a termination initiated by Mr. Zinn with good reason (defined as a reduction in Mr. Zinn’s compensation or a material change in Mr. Zinn’s authority and duty) within six months following a change-in-control. Change-in-control includes acquisition of 30% or more of the Company’s voting securities, or stockholder approval of a merger resulting in a change in voting control of more than 50% of the voting power of the Company’s existing securities, or liquidation of the Company. The Agreement provides that Mr. Zinn will receive his then effective salary, plus the average bonuses and incentive compensation for the prior three years, for a period of two years if he is involuntarily terminated, or one year if he voluntarily terminates for good reason, subject to certain adjustments, and certain other benefits.

In accordance with the Executive Compensation and Non-Competition Agreement with Fredric M. Zinn effective January 1, 2009, if on account of physical or mental disability Mr. Zinn does not perform his duties for a continuous period of six months, the Company may, upon 30 days notice, terminate Mr. Zinn’s employment. For the six-month period after termination, Mr. Zinn will continue to receive his base salary, the Profit Bonus and ROIC Bonus proportionately with respect to the period prior to the date of termination, and other benefits in accordance with the Agreement.

In the event of Mr. Zinn’s death, Mr. Zinn’s heir or designee will be entitled to the base salary which Mr. Zinn would have received for the period ending six months from the date of death, and the Profit Bonus and ROIC Bonus proportionately with respect to the period prior to the date of termination.

In the event the Company terminates Mr. Zinn’s employment for other than “cause”, or the Company relocates its corporate office and Mr. Zinn terminates his employment, Mr. Zinn will receive his base salary for one year from the date of termination, and the Profit Bonus and ROIC Bonus proportionately with respect to the period prior to the date of termination.

-	Jason D. Lippert, Chairman and CEO of Lippert Components and Kinro

In accordance with the Executive Employment and Non-Competition Agreement with Jason D. Lippert effective January 1, 2009, if on account of physical or mental disability Mr. Lippert does not perform his duties for a continuous period of six months, Lippert Components may, upon 30 days notice, terminate the Agreement. For the six-month period after termination, Mr. Lippert will continue to receive his base salary, and the total performance bonus proportionately with respect to the period prior to the date of termination, in accordance with the Agreement.

In the event of Mr. Lippert’s death during the term of the Agreement, Mr. Lippert’s heir or designee will be entitled to the base salary which Mr. Lippert would have received for the period ending six months from the date of death, and the total performance bonus proportionately with respect to the period prior to the date of termination.

In the event the Company terminates Mr. Lippert’s employment for other than “cause”, Mr. Lippert will receive his base salary and other benefits for the remainder of the Agreement, and the total performance bonus proportionately with respect to the period prior to the date of termination.

-	Scott T. Mereness, President of Lippert Components and Kinro

In accordance with the Executive Employment and Non-Competition Agreement with Scott T. Mereness effective January 1, 2009, if on account of physical or mental disability Mr. Mereness does not perform his duties for a continuous period of six months, Lippert Components may, upon 30 days notice, terminate the Agreement. For the six-month period after termination, Mr. Mereness will continue to receive his base salary, and the total performance bonus proportionately with respect to the period prior to the date of termination, in accordance with the Agreement.

In the event of Mr. Mereness’ death during the term of the Agreement, Mr. Mereness’ heir or designee will be entitled to the base salary which Mr. Mereness would have received for the period ending six months from the date of death, and the total performance bonus proportionately with respect to the period prior to the date of termination.

In the event the Company terminates Mr. Mereness’ employment for other than “cause”, Mr. Mereness will receive his base salary and other benefits for the remainder of the Agreement, and the total performance bonus proportionately with respect to the period prior to the date of termination.

-	Joseph S. Giordano III, CFO and Treasurer

On July 18, 2006, the Company entered into a “double-trigger” change-in-control agreement with Joseph S. Giordano, III, at that time our Corporate Controller and Treasurer. Mr. Giordano has been our Chief Financial Officer and Treasurer since May 2008. The agreement, as amended, provides for severance payable upon a Company-initiated termination within one year following, or 120 days prior to, a change-in-control, or a termination initiated by Mr. Giordano with good reason (defined as a reduction in Mr. Giordano’s compensation or a material change in Mr. Giordano’s authority and duty) within six months following a change-in-control. Change-in-control includes acquisition of 30% or more of the Company’s voting securities, or stockholder approval of a merger resulting in a change in voting control of more than 50% of the voting power of the Company’s existing securities, or liquidation of the Company. The agreement provides that Mr. Giordano will receive his then effective salary, plus the average bonuses and incentive compensation for the prior three years, for a period of two years if he is involuntarily terminated, or one year if he voluntarily terminates for good reason, subject to certain adjustments, and certain other benefits.

In accordance with a separate agreement with Joseph S. Giordano III effective January 1, 2009, in the event of Mr. Giordano’s death prior to December 31, 2011, Mr. Giordano’s heir or designee will be entitled to the salary and benefits which Mr. Giordano would have been entitled to receive for a period of six months from the date of death.

In the event the Company terminates Mr. Giordano’s employment for other than “cause”, Mr. Giordano will receive an amount equal to the greater of the annual salary paid to Mr. Giordano as of January 1, 2009 or as of the date of termination of employment, payable for the twelve-month period commencing the month following the month of termination, and the same benefits and perquisites provided to Mr. Giordano as of the first day of the year in which termination occurs, excluding stock options.

Based on a hypothetical termination date of December 31, 2010, including the price of the Company’s Common Stock on that date, the benefits on termination or change-in-control for our named executive officers would have been as follows:
Name / Benefit	Change-in-Control Involuntary Termination	Change-in-Control Voluntary Termination	Involuntary Termination Due to Disability	Involuntary Termination Due to Death	Involuntary Termination Without Cause
Fredric M. Zinn
Base salary	$1,000,000	$500,000	$250,000	$250,000	$500,000
Profit Bonus	514,792	257,396	-	-	-
ROIC Bonus	1,514,667	1,514,667	1,514,667	1,514,667	1,514,667
Other benefits	130,060	65,030	32,515	-	-
Acceleration of stock options	278,304	278,304	278,304	278,304	278,304
Total Benefits	$3,437,823	$2,615,397	$2,075,486	$2,042,971	$2,292,971

Jason D. Lippert
Base salary	$-	$-	$350,000	$350,000	$700,000
Other benefits	-	-	-	-	49,414
Acceleration of stock options	354,084	354,084	354,084	354,084	354,084
Total Benefits	$354,084	$354,084	$704,084	$704,084	$1,103,498

Scott T. Mereness
Base salary	$-	$-	$210,000	$210,000	$420,000
Other benefits	-	-	-	-	32,284
Acceleration of stock options	272,402	272,402	272,402	272,402	272,402
Total Benefits	$272,402	$272,402	$482,402	$482,402	$724,686

Joseph S. Giordano III
Base salary	$460,000	$230,000	$-	$115,000	$230,000
Bonus	203,334	101,667	-	-	-
Other benefits	143,954	71,977	-	35,989	71,977
Acceleration of stock options	147,370	147,370	147,370	147,370	147,370
Total Benefits	$954,658	$551,014	$147,370	$298,359	$449,347

Leigh J. Abrams
Base salary	$-	$-	$100,000	$100,000	$100,000
Other benefits	-	-	305,398	133,441	305,398
Acceleration of stock options	206,460	206,460	206,460	206,460	206,460
Total Benefits	$206,460	$206,460	$611,858	$439,901	$611,858

DIRECTOR COMPENSATION

The following table summarizes compensation paid to non-employee directors during 2010:

(a)	(b)		(c)	(d)		(e)
Name	Fees Earned or Paid in Cash		Option Awards(2)	All Other Compensation		Total
Edward W. Rose, III	$89,700	(1)	$146,001	$30,000	(3)	$265,701
James F. Gero	$90,850	(1)	$146,001	$-		$236,851
Fredrick B. Hegi, Jr.	$89,125	(1)	$146,001	$-		$235,126
David A. Reed	$89,500		$146,001	$-		$235,501
John B. Lowe, Jr.	$76,325	(1)	$146,001	$-		$222,326
	$435,500		$730,005	$30,000		$1,195,505

(1)
Represents the value, as of the date earned, of DSUs issued in lieu of cash compensation in payment of directors’ fees. To encourage our directors’ long-term ownership of the Common Stock of the Company, the 2002 Plan provides that non-employee directors may elect to accept DSUs in lieu of cash compensation in payment of directors’ fees. The number of DSUs, credited at the fair market value of the stock on the date earned, is equivalent to 115% of the earned fee. The DSUs are distributed in the form of shares of Common Stock of the Company at the end of the deferral period selected by the director, subject to earlier distribution upon death, disability, or certain changes-in-control of the Company. Until shares representing the deferred stock are distributed, the director does not have any rights of a stockholder of the Company with respect to such shares, other than to receive dividends in DSUs if dividends are issued to stockholders. There were an aggregate of 59,176 DSUs outstanding for directors at December 31, 2010.

(2)
Non-employee directors are granted options to purchase the Company’s Common Stock each year at an exercise price equivalent to the closing market price of the Common Stock on the day before the grant. Amounts shown do not reflect compensation actually received. Amounts shown include:

a.	The aggregate fair value of stock options granted during the year.

b.
The aggregate fair value of the adjustment to the stock option exercise price on December 28, 2010, the date on which the Compensation Committee of the Board of Directors reduced by $1.50 the exercise price of all stock options outstanding on that date. The adjustment was made as a result of the special cash dividend of $1.50 per share of Common Stock paid on December 28, 2010 to record holders of the Company’s Common Stock on December 20, 2010.

See Note 1 of Notes to Consolidated Financial Statements included in our applicable Annual Reports on Form 10-K for the assumptions used in determining the fair value based on the Black-Scholes option-pricing model.

(3)	Supplemental restricted bonus. See “Compensation Discussion and Analysis – Other Compensation Programs – Supplemental Restricted Bonus”.

Leigh J. Abrams, Chairman of the Board, and CEO of the Company from 1984 until December 31, 2008, did not receive fees for serving as a director in 2010.

Discussion of Director Compensation

Directors who are employees of the Company do not receive additional fees or other compensation for serving as directors. The following table sets forth the rate of compensation paid to non-employee directors during 2010:

Compensation	Lead Director or Committee Chairperson(1)	Other Directors (1)
Director Annual Retainer	$56,500	$32,500
Director Fee Per Board Meeting	$2,500	$1,500
Audit Committee Annual Retainer	$15,000	$-
Audit Committee Fee Per Meeting	$3,000	$2,500
Compensation Committee Annual Retainer	$5,000	$-
Compensation Committee Fee Per Meeting	$2,000	$1,500
Corporate Governance and Nominating Committee Annual Retainer	$5,000	$-
Corporate Governance and Nominating Committee Fee Per Meeting	$2,000	$1,500

(1)
The annual retainer and meeting fees for all Directors in 2010 was unchanged from 2009. Effective April 1, 2011, Leigh J. Abrams, as Chairman of the Board, will receive an annual retainer of $50,000 and Board meeting fees of $1,750 per meeting.  All retainer and meeting fees for all other directors remain unchanged for 2011.

Compensation Committee Interlocks and Insider Participation

No executive officer of the Company serves on the Compensation Committee and there are no “interlocks”, as defined by the SEC.

TRANSACTIONS WITH RELATED PERSONS

The Company currently has approximately 3,000 employees and seeks to employ the most qualified candidates. Consequently, the Company does not preclude the hiring of family members of incumbent directors and executive officers. The compensation of each of the following employees was established in accordance with the Company’s employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities.

During 2010, the Company employed at Lippert Components Jason D. Lippert, as Chairman and Chief Executive Officer, who received total salary and incentive compensation of $2,659,774 (see “Compensation Discussion and Analysis” and Summary Compensation Table), and Jarod Lippert, Director of Marketing and Media, who received salary and bonus of $99,467. Jason D. Lippert and Jarod Lippert, brothers, and have been employed by Lippert Components in excess of seventeen and nine years, respectively.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s written Guidelines for Business Conduct, applicable to all directors, officers and management-level employees, provides that any interests or activities of a director, officer or applicable employee that could, or could appear to, create a conflict of interest must be disclosed by a director or officer of the Company to the Chief Executive Officer of the Company, or by an officer of any of our subsidiaries to the chief executive officer of the subsidiary with which the person is employed. If the chief executive officer of the subsidiary determines that a waiver of the conflict of interest may be appropriate, a written waiver must be obtained from the Chief Executive Officer of the Company upon approval of our Audit Committee. If the Chief Executive Officer of the Company determines that a waiver may be appropriate for a director or officer of the Company, he must obtain approval of the Audit Committee. A conflict of interest exists if the director, officer or applicable employee has any interests or activities outside the Company that he or she could benefit from to the detriment of the Company, or that could, or could appear to, influence his or her actions on behalf of the Company.

Indemnification

Section 145 of the Delaware General Corporation Law empowers a domestic corporation to indemnify any of its officers, directors, employees or agents against expenses, including reasonable attorney’s fees, judgments, fines and amounts paid in settlement which were actually and reasonably incurred by such person in connection with any action, suit or similar proceeding brought against them because of their status as officers, directors, employees or agents of the Company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. If the claim was brought against any such person by or in the right of the Company, the Company may indemnify such person for such expenses if such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the Company, except no indemnity shall be paid if such person shall be adjudged to be liable for negligence or misconduct unless a court of competent jurisdiction, upon application, nevertheless permits such indemnity (to all or part of such expenses) in view of all the circumstances.

The Company’s Restated Certificate of Incorporation provides that the Company may indemnify its officers, directors, employees or agents to the full extent permitted by Section 145 of the Delaware General Corporation Law. Accordingly, no director of the Company is liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company has Indemnification Agreements with each of its directors and executive officers (and the executive officers of its subsidiaries, Lippert Components and Kinro). The agreements incorporate into contract the Company’s existing obligations for indemnification and advancement of indemnifiable expenses which currently are included in the Company’s Restated Certificate of Incorporation and Amended By-laws, and as provided by Section 145 of the Delaware General Corporation Law. Management believes that it is in the best interests of the Company to make service to the Company more attractive to existing and prospective directors and executive officers by virtue of the security afforded by contract.

Proposal 2. APPROVAL OF DREW INDUSTRIES INCORPORATED EQUITY AWARD AND INCENTIVE PLAN,
AS AMENDED AND RESTATED

Introduction

At the Annual Meeting there will be presented to stockholders a proposal to approve the adoption of the Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated (the “2011 Plan”), which modifies, and will supersede, the Drew Industries Incorporated 2002 Equity Award and Incentive Plan (the “2002 Plan”).

Management believes that the Company’s long-term success is dependent upon the ability of the Company to attract and retain qualified employees and non-employee Directors, and to motivate their best efforts on behalf of the Company. Thus, plan-based awards constitute an important part of the Company’s compensation of its officers and other employees, and also make service on the Board of Directors more attractive by providing an incentive to increase participation in the Company’s success. Plan-based equity awards also reward our executives and non-employee Directors for long-term return to stockholders.

The 2002 Plan, approved by stockholders at the Annual Meeting in May 2002, provides for the grant to executive officers and other employees of the Company and any of its subsidiaries, non-employee Directors, consultants, and others who provide substantial services to the Company and its subsidiaries, cash incentive awards and stock-based awards, such as options to purchase the Company’s Common Stock, restricted stock, deferred stock units, and stock appreciation rights.

The 2011 Plan, if approved, will implement changes which the Company believes will make plan-based awards more effective, and will incorporate developments since 2002 with respect to incentive compensation, equity ownership, performance criteria, and other aspects of compensation so as to reflect current executive compensation concepts and ideas.

The principal modifications that the 2011 Plan would make to the 2002 Plan are summarized below, and the material features of the 2011 Plan are described thereafter, in both instances qualified in their entirety by reference to the full text of the 2011 Plan, which is annexed as Exhibit A to this Proxy Statement.

Principal Changes

The principal changes incorporated into the 2011 Plan are as follows:

•	Increase in the shares available as of May 18, 2011 (the “Restatement Effective Date”) to 1,530,000, reduced as provided below.

•
Shares subject to awards granted under the 2011 Plan, and granted under the 2002 Plan after December 31, 2010, other than stock options and stock appreciation rights (“SARs”), reduce the available shares by 1.60 shares for each share subject to the award; awards of stock options and SARs, continue to reduce the shares available under the 2011 Plan by one (1) share for each share subject to the award.

•
Shares subject to awards under the 2011 Plan, and after December 31, 2010 under the 2002 Plan, that expire, are cancelled, forfeited, settled in cash, terminated without delivery of shares to a participant, or are tendered or withheld for payment of tax withholding obligations for awards other than stock options and SARs, will be added back to the available shares as 1.60 shares for each share that expires, is cancelled, forfeited, settled in cash, otherwise terminated, or tendered or withheld.

•
The following shares will not be added back to the shares available under the 2011 Plan: (i) shares tendered or withheld under the 2011 Plan, and after December 31, 2010 under the 2002 Plan, in payment of the exercise price of stock options and SARs or for tax withholding obligations in connection with the exercise of stock options and SARs, (ii) shares subject to SARs under the 2011 Plan, and after December 31, 2010 under the 2002 Plan, that are not issued in connection with the stock settlement of SARs, and (iii) shares reacquired by the Company after December 31, 2010 using cash proceeds from the exercise of stock options.

•
Shares remaining available under a plan approved by its stockholders of a company acquired by the Company or a subsidiary or affiliate (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the 2011 Plan and will not reduce the shares available under the 2011 Plan.

•
The revised per person limitation on awards are (i) 1,000,000 shares subject to stock options or SARs granted in any 12-month period, and (ii) for awards other than stock options and SARs that are intended to satisfy the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (x) 500,000 shares earned for each 12 months in the vesting or performance period for awards denominated in shares, and (y) $5,000,000 earned for each 12 months in the vesting or performance period for awards denominated in cash.

•	Clarification that the maximum term for all stock options and SARs is 10 years.

•	Clarification that the prohibition on “repricing” of stock options and SARs applies to reduction of the exercise or grant price, and cancellation for cash or another award.

•
Addition of a requirement that dividends on restricted stock which vest based on the achievement of performance goals must either not be paid, or be accumulated, subject to the same restrictions and forfeiture risk as the restricted stock to which they relate, and can be paid only when the restrictions and forfeiture risk lapse.

•
Clarification that the Committee may provide for dividend equivalents on deferred stock units with respect to dividends on the shares subject to the deferred stock unit award (payable on a current basis, deferred, or credited as additional deferred stock units), provided that dividend equivalents on deferred stock unit awards that vest based on the achievement of performance goals must either not be paid, or be accumulated, subject to the same restrictions and forfeiture risk as the deferred stock units to which they relate, and can only be paid when the restrictions and forfeiture risk lapse.

•
Added to available business criteria for awards intended to satisfy the performance-based compensation exception under Section 162(m) of the Code: return on net assets, return on invested capital, cash flow per share, economic value added models (or equivalent metrics), stock price comparisons with various stock market indices, financial ratios (including those measuring liquidity, activity, profitability or leverage), financing and other capital raising transactions, working capital levels (or components thereof), market share, in-licensing and out-licensing of intellectual properties and strategic partnerships.

•
Revised the provisions relating to a change-in-control of the Company to provide for “double trigger” vesting (i.e., accelerated vesting upon termination of employment within 24 months following a change-in-control of the Company (or such other period set forth in the award document) if the award is assumed, substituted for or continued (unless otherwise provided by the Committee).

•
Added a provision permitting the Committee, in the event of a change-in-control of the Company, to cancel stock options and SARs in exchange for a payment in cash, stock or other property equal to the difference between the fair market value of a share of common stock immediately prior to the change-in-control (“Change-in-Control Price”) and the exercise or grant price of the award, including mandatory cancellation without payment if the exercise or grant price is less than the Change-in-Control Price (unless otherwise provided in the award agreement).

•
Added a requirement that transfers of awards may only be made to a participant’s spouse, children, grandchildren, parents or grandparents, a trust for the benefit of one or more of the participant or the participant’s spouse, children, grandchildren, parents or grandparents, a partnership or other entity in which the only equity holders are the participant or the participant’s spouse, children, grandchildren, parents or grandparents, or for charitable donations.

•
Added a provision permitting the Committee to cancel (i.e., “clawback”) outstanding awards and require the participant to repay to the Company all or a portion of the gain realized on the exercise of stock options or SARs and the value of other awards in the event of a restatement of the Company’s financial statements, or if the participant provides services to a business that competes with the Company’s business, discloses confidential information, engages in activity resulting in termination of service for cause or engages in other conduct that is determined to be injurious, detrimental or prejudicial to the Company.

•	Extends to the tenth anniversary of the Restatement Effective Date the last day to make awards under the Plan.

Summary of the 2011 Plan

The following description of the material features of the 2011 Plan, effective as of the Restatement Effective Date, is qualified in its entirety by reference to the full text of the 2011 Plan, a copy of which is attached as Exhibit A.

Shares Available.  Subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events, the maximum number of shares available under the 2011 Plan as of the Restatement Effective Date is 1,530,000, reduced by shares subject to awards granted under the 2011 Plan, and granted under the 2002 Plan after December 31, 2010, by (i) 1.60 shares for each share subject to awards other than stock options and SARs and (ii) one (1) share for each share subject to awards of stock options and SARs.  Shares subject to awards under the 2011 Plan, and after December 31, 2010 under the 2002 Plan, that expire, are cancelled, forfeited, settled in cash, or otherwise terminated without delivery of shares to a participant, and shares tendered or withheld for tax withholding for awards other than stock options and SARs, will be added back to the shares available under the 2011 Plan as 1.60  shares for each share that expire,  is cancelled, forfeited, settled in cash, otherwise terminated, or tendered or withheld.

The following shares will not be added to the shares available under the 2011 Plan: (i) shares subject to awards under the 2011 Plan, and shares subject to awards after December 31, 2010, under the 2002 Plan that are tendered or withheld by us in payment of the exercise price of stock options and SARs, (ii) shares subject to awards under the 2011 Plan, and shares subject to awards after December 31, 2010 under the 2002 Plan, that are tendered or withheld by us for tax withholding with respect to stock options and SARs), (iii) shares subject to SARs under the 2011 Plan, and shares subject to awards after December 31, 2010 under the 2002 Plan, that are not issued in connection with the stock settlement of SARs, and (iv) shares reacquired by us after December 31, 2010 using cash proceeds from the exercise of stock options.

Shares subject to awards granted in substitution for awards of a company or business acquired by the Company or a subsidiary or affiliate will not count against the number of shares available under the 2011 Plan.  In addition, shares remaining available under a plan approved by stockholders of a company acquired by the Company or a subsidiary or affiliate (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards to employees of the acquired company under the 2011 Plan and will not reduce the shares available under the 2011 Plan. Shares delivered under the 2011 Plan may be either newly issued or treasury shares.

Limitation on Awards.  The Plan includes limitations on awards to any one participant in order to qualify awards as performance-based compensation that is not subject to the limitation on deductibility under Code Section 162(m).  Under this per-person limitation, no Participant may (i) be granted more than 1,000,000 shares subject to stock options or SARs in any 12-month period, (ii) earn for each 12 months in the vesting or performance period more than 500,000 shares for awards other than stock options and SARs that are intended to satisfy the performance-based compensation exception and are denominated in shares, and (iii) earn for each 12 months in the vesting or performance period more than $5,000,000 for awards other than stock options and SARs that are intended to satisfy the performance-based compensation exception and are denominated in cash. The share limitations are subject to adjustment for splits and other extraordinary corporate events.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Eligibility.  Executive officers and other employees of the Company and its subsidiaries and affiliates, and non-employee directors, consultants and others who provide substantial services to the Company and its subsidiaries and affiliates, are eligible to be granted awards under the Plan.  In addition, any person who has been offered employment by the Company or a subsidiary or affiliate may be granted awards, but such prospective employee may not receive any payment or exercise any right relating to the award until he or she has commenced employment.

Administration.  The Plan is administered by the Compensation Committee, except that the Board of Directors (“Board”) may appoint any other committee to administer the Plan and may itself act to administer the Plan.  The Board must perform the functions of the Committee for purposes of granting awards to non-employee directors.  (References to the “Committee” in this discussion mean the Committee or the full Board exercising authority with respect to a given award.) Subject to the terms and conditions of the Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations which may be necessary or advisable for the administration of the Plan.

The Committee may delegate to officers or managers of the Company or a subsidiary or affiliates (or committees thereof) the authority to take action on behalf of the Committee pursuant to the Plan, to the extent that the delegation will not result in loss of the exemptions under Section 16 of the Exchange Act and Code Section 162(m).  Nothing in the Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers.  The Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

Stock Options and SARs.  The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options (“Non-Qualified Stock Option”), and SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR.  The exercise price of a stock option and the grant price of an SAR are determined by the Committee, but may not be less than the fair market value of the shares on the date of grant.  The maximum term of each stock option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or upon the occurrence of other events, are fixed by the Committee, subject to a restriction that no stock option or SAR may have a term exceeding ten years.  At the discretion of the Committee, stock options may be exercised by payment of the exercise price in cash, shares or broker-assisted cashless exercise procedures.  Methods of exercise and settlement and other terms of SARs will be determined by the Committee.

No Repricing.  The Plan prohibits the repricing of stock options and SARs (other than to reflect stock splits, stock dividends, large, special and non-recurring dividends or other distributions, and other extraordinary events, or in connection with a change-in-control of the Company) unless stockholder approval is obtained. For purposes of the Plan, a "repricing" means a reduction in the exercise price of a stock option or the grant price of a SAR, the cancellation of a stock option or SAR in exchange for cash or another award, or any other action with respect to a stock option or SAR that could be characterized as a repricing under New York Stock Exchange rules.

Restricted Stock and Deferred Stock Units.  The Committee is authorized to make awards of restricted stock and deferred stock units.  Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment or failure to achieve performance goals.  The restricted period is established by the Committee but may not be less than one year.  An award of restricted stock entitles the Participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon (except if the award vests based on the achievement of performance goals; see “Dividends and Dividend Equivalents” below), unless otherwise determined by the Committee.

Deferred stock units give participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the award in the event of termination of employment under certain circumstances prior to the end of a specified period (which need not be the same as the deferral period).  Awards of deferred stock units shall be made in a manner consistent with Code Section 409A.  An award of deferred stock units will specify (1) permissible payment events, i.e., separation from service, death, disability, a specified time or pursuant to a fixed schedule; a change-in-control of the Company or an unforeseeable emergency, (2) the date on which payment shall be made or begin and (3) the form of payment (i.e. in a lump-sum or installments).  If the Committee determines that the participant is a “specified employee” (within the meaning of Code Section 409A(a)(2)(B)(i)(D), payments or deliveries of shares or other consideration in satisfaction of an award of deferred stock units may not be made until six months after the participant’s separation from service from the Company and all subsidiaries.

Bonus Shares, and Awards in Lieu of Cash Obligations.  The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of the Company’s obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Performance-Based Awards.  The Committee may grant performance awards denominated as a cash amount, a number of shares or other awards that may be earned based on achievement of performance goals consisting of one or more business criteria and a targeted performance level with respect to such criteria.  The Committee may also require satisfaction of performance goals as a condition of other awards being granted or becoming exercisable or settleable under the Plan.  If so determined by the Committee, to satisfy the limitations on deductibility under Code Section 162(m), the business criteria used by the Committee in establishing performance goals applicable to performance awards to named executives will be selected from among the following: (1) revenues; (2) operating profit, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, non-cash stock-based compensation or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on net assets, return on investment, return on capital, return on invested capital, or return on equity; (5) cash flow, free cash flow, cash flow per share, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit or economic value added models or equivalent metrics; (8) operating margin or gross margin; (9) stock price, comparisons with various stock market indices, or total stockholder return; (10) financial ratios, including those measuring liquidity, activity, profitability or leverage; (11) financing and other capital raising transactions; (12) working capital levels (or components thereof); and (13) strategic business criteria, consisting of one or more objectives such as market penetration, market share, geographic business expansion goals, cost targets, expense targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, in-licensing and out-licensing of intellectual properties, and goals relating to acquisitions, strategic partnerships, or divestitures.

The Committee may specify that any such criteria will be measured before or after extraordinary or nonrecurring items, before or after service fees, or before or after payments of awards under the Plan.  The Committee may set the levels of performance required in connection with performance awards as fixed amounts, goals relative to performance in prior periods, goals compared to the performance of one or more comparable companies or an index covering multiple companies, or compared to industry statistics.

Other Terms of Awards.  Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee.  The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest on any deferred amounts.  The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the Plan.  The Committee may condition awards on the payment of taxes such as in cash or by withholding a portion of the shares or other property to be distributed or by receiving previously acquired shares or other property surrendered by the participant in order to satisfy tax obligations.

Dividends; Dividend Equivalents.  Dividends on restricted stock that vests based on the achievement of performance goals must either not be paid, or be accumulated subject to the same restrictions and forfeiture risk as the restricted stock to which they relate and be paid when the restrictions and forfeitures lapse. Awards of deferred stock units may provide for dividend equivalents with respect to dividends on the shares subject to the award (either payable on a current basis, deferred, or credited as additional deferred stock units), provided that dividend equivalents on awards that vest based on the achievement of performance goals must either not be paid, or be accumulated subject to the same restrictions and forfeiture risk as the deferred stock units to which they relate and be paid when the restrictions and forfeitures lapse.

Vesting, Forfeitures, and Acceleration.  The Committee may, in its discretion determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of stock options and SARs, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.  In addition, the Plan provides that, in the event of a change-in-control, outstanding non-performance based awards that are assumed or substituted for by the successor company (or continued by the Company if it is the ultimate parent corporation) will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such awards will lapse if the participant’s employment terminates within 24 months following the change-in-control (or such other period set forth in the award agreement), unless otherwise provided by the Committee.  If outstanding non-performance based awards are not assumed, substituted for or continued, on the change-in-control date the awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such awards will lapse.  In the event of a change-in-control, to the extent specified in the award agreement, either (i) the goals under outstanding performance-based awards will be deemed to be met (in full or pro rata), or (ii) the awards will be converted into restricted stock or deferred stock units, based on achievement of the goals through the change-in-control date or based on target performance (full or pro rata) and vest based on continued service with the Company and as provided in the prior two sentences.

The Committee may in the event of a change-in-control (i) permit participants to elect to receive a cash payment in lieu of the shares subject to the award equal to (x) for stock options and SARs, the difference between the Change-in-Control Price and the exercise or grant price of the award, and (y) for other share awards the Change-in-Control Price, multiplied by the shares subject to the award; and (ii) cancel stock options and SARs in exchange for a payment in cash, stock or other property equal to the difference between the Change-in-Control Price and the exercise or grant price of the award multiplied by the shares subject to the award, including mandatory cancellation without payment if the exercise or grant price is less than the Change-in-Control Price (unless otherwise provided in the award agreement).

A change-in-control means (except as otherwise provided in an award agreement) (i) a change in ownership of the Company where any person or group acquires more than 50% of the voting power or fair market value of the Company’s securities; (ii) a change in the effective control of the Company which results from the acquisition by one or more persons acting as a group of 30% or more of the total voting power of the Company’s voting securities or replacement of a majority of the Board’s membership during any 12-month period by directors not endorsed by a majority of the Board before appointment or election; or (iii) a change in the ownership of a substantial portion of the assets of the Company which results from the acquisition by one or more persons acting as a group of all or substantially all of the Company’s assets.

Nontransferability of Awards.  Awards under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or the laws of descent and distribution, or to a designated beneficiary on the participant's death.  The Committee may provide that a participant may transfer an award to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Committee.

Clawback.  The Committee may cancel outstanding awards and require the participant to repay to the Company all or a portion of the gain realized on the exercise of stock options or SARs and the value of other awards in the event of a restatement of the Company’s financial statements, or if the participant provides services to a business that competes with the Company’s business, discloses confidential information, engages in activity resulting in termination of service for cause or engages in other conduct that is determined to be injurious, detrimental or prejudicial to the Company.

Amendment and Termination of the Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant awards thereunder without stockholder approval unless stockholder approval is required by law, regulation, or stock exchange rule.  Under these provisions, stockholder approval will not necessarily be required for amendments that might increase the cost of the Plan. Stockholder approval is required for any amendment which may (a) increase the maximum number of shares of stock covered by the Plan or change the class of employees who are eligible to receive awards under the Plan; (b) reduce the exercise price or grant price for stock options or SARs below the fair market value of the shares on the date of the grant of such stock options or SARs, or cancel any stock options or SARs in exchange for cash or another award; (c) extend beyond 10 years from the date of the grant the period within which any award may be exercised; (d) extend the period beyond the termination date of the Plan during which awards may be granted; or (e) increase the limits on awards to a participant that are intended to qualify as performance-based compensation under Code section 162(m).

It should be noted that the Board may at any time and from time to time, without approval of stockholders, unless required by applicable law, rule or regulation, amend the Plan including but not limited to, any amendments necessary to comply with Section 409A of the Code and any regulations or other guidance thereunder.  Except as set forth in any award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all award recipients, no amendment of the Plan may materially and adversely affect any outstanding award under the Plan without the award recipient’s consent.

No awards may be made after the tenth anniversary of the Restatement Effective Date.  Unless earlier terminated, the Plan will terminate at such time that no shares reserved under the Plan remain available and the Company has no further rights or obligations with respect to any outstanding award.

Federal Income Tax Implications of the 2011 Plan

The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the Plan.

In general, an optionee to whom a Non-Qualified Stock Option is granted will recognize no income at the time of the grant of such option.  Upon exercise of a Non-Qualified Stock Option, an optionee will recognize ordinary income in an amount equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price of the Option.  (Special rules may apply in the case of an optionee who is subject to Section 16(b) of the Exchange Act.) The tax basis of such shares to such optionee will be equal to the Option Price paid plus the amount includable in the optionee’s gross income, and the optionee’s holding period for tax treatment for such shares will commence on the day on which the optionee recognizes taxable income in respect of such shares.  Subject to applicable provisions of the Code, and regulations thereunder, including those under Section 162(m) of the Code, the Company will generally be entitled to federal income tax deduction in respect of Non-qualified Stock Options in an amount equal to ordinary income recognized by the optionee.  Any compensation includable in the gross income of an employee in respect of a Non-Qualified Stock Option will be subject to appropriate withholding of federal income and employment taxes.

Under certain circumstances, the accelerated vesting or the cashout of Options in connection with a change-in-control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code.  To the extent it is so considered, the optionee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

Section 162(m) of the Code limits the Company’s tax deduction to $1 million per year for compensation paid in a given year to the Chief Executive Officer and the three highest compensated executive officers other than the Chief Executive Officer at the end of the Company’s fiscal year (other than the Chief Financial Officer).  According to the Code and corresponding regulations, compensation that is based on attainment of pre-established, objective performance goals and complies with certain other requirements will be excluded from the $1 million dollar deduction limitation.  The Company’s policy is to structure compensation awards for covered executives that will be fully deductible where doing so will further the purposes of the Company’s executive compensation programs.  However, the Committee also considers it important to retain flexibility to design compensation programs that recognize a full range of performance criteria important to the Company’s success, even where compensation payable under such programs may not be fully deductible.

As a condition to the grant, the Compensation Committee may require each optionee to whom Non-Qualified Stock Options have been granted to agree to pay to the Company, or make arrangements satisfactory to the Company, regarding the payment of Federal, state or local taxes of any kind required to be withheld.  The Company also has the right, to the extent permitted or required by law, to deduct from any payment of any kind otherwise due the optionee, Federal, state or local taxes of any kind required by law to be withheld.

The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of Non-Qualified Stock Options or the Company or to describe tax consequences based on particular circumstances, and does not address the tax consequences of awards other than Non-Qualified Stock Options or state or local tax consequences.  It is based on current federal income tax law and other authorities, which are subject to change at any time.

Equity Compensation Plan Information

The following table sets forth aggregated information about the Company’s compensation plan (the 2002 Plan) under which equity securities of the Company are authorized for issuance as of December 31, 2010:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,256,320	$21.92	605,145
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	2,256,320	$21.92	605,145

As of December 31, 2010, 2,867,851 shares were reserved for issuance under the 2002 Plan, including (i) 1,996,490 outstanding stock options (with a weighted average exercise price of $21.70 and a weighted average remaining term of 3.7 years), (ii) 266,216 shares to be issued pursuant to deferred stock units, and (iii) 605,145 shares remained available for future issuance.

The following table sets forth the number of stock options and non-performance based deferred stock units granted, and performance-based deferred stock units issued by the Company in the years indicated. In addition, the table provides the weighted average number of shares of common stock outstanding for the year indicated.

Year	Stock Options Granted	Non-Performance-Based DSUs Granted(1)	Performance-Based DSUs Issued(2)	Weighted Average Number of Common Shares Outstanding(3)
2010	469,250	49,449	756	22,123,280
2009	327,900	69,607	-	21,807,413
2008	515,500	21,995	-	21,808,073

(1)	This column includes the number of DSUs granted during each respective year for the following:

-	Non-employee directors in lieu of cash compensation, which are fully vested upon grant.
-	Base salary or discretionary bonuses earned, but paid in DSUs in lieu of cash compensation, which are fully vested upon grant.
-
On December 28, 2010, a special cash dividend of $1.50 per share of the Company’s Common Stock was paid to stockholders of record on December 20, 2010. In connection with the special cash dividend, holders of deferred stock units were credited with deferred stock units equal in value to $1.50 per deferred stock unit then held, as provided in the DSU award agreements, which are fully vested upon grant.

-	To employees in lieu of stock options, that generally vest five years after the award date.

(2)	Amounts represent performance-based incentive compensation paid in DSUs in lieu of cash compensation. See “Employment and Compensation Agreements” and Grants of Plan-Based Awards Table.

(3)	At the close of business on March 22, 2011, there were 22,069,226 shares of our Common Stock outstanding.

The following table sets forth the benefits that would have been received for 2010 if the 2011 Plan had been in effect in 2010. Such benefits under the 2011 Plan would have been the same as were actually received under the existing 2002 Plan. See “2010 Executive Performance and Compensation” and “Director Compensation”. This information may not be indicative of awards that will be made under the 2011 Plan in the future.

Name	Cash Awards Dollar Value(1) ($)	Stock Option Awards(2) (#)	DSU Awards(3) (#)
Leigh J. Abrams	418,472	18,000	-
Fredric M. Zinn	482,660	28,000	11,799
Jason D. Lippert	1,429,887	28,000	22,890
Scott T. Mereness	820,829	22,000	19,541
Joseph S. Giordano III	-	15,000	2,983
Executive Officers as a Group (7 people)	3,151,848	133,000	57,213
Non-Employee Directors as a Group (5 people)	-	57,500	17,853
Non-Executive Officer Employees as a Group (78 people)	-	278,750	21,277

(1)	Amounts represent non-equity performance-based incentive compensation earned in 2010. See the Summary Compensation Table.

(2)	This column shows the aggregate number of stock options granted during 2010 under the 2002 Plan. See the Grants of Plan-Based Awards Table.

(3)	This column includes the number of DSUs granted during 2010 for the following:

-	Non-employee directors in lieu of cash compensation, which are fully vested upon grant.
-	Base salary or discretionary bonuses earned, but paid in DSUs in lieu of cash compensation, which are fully vested upon grant.
-
On December 28, 2010, a special cash dividend of $1.50 per share of the Company’s Common Stock was paid to stockholders of record on December 20, 2010. In connection with the special cash dividend, holders of deferred stock units were credited with deferred stock units equal in value to $1.50 per deferred stock unit then held, as provided in the DSU award agreements, which are fully vested upon grant.

-	To employees in lieu of stock options, that generally vest five years after the award date.

Excludes 9,344 Incentive DSUs granted in 2010, which are vested, but are subject to forfeiture if the Company’s average ROIC for the three-year Measurement Period is less than the average ROIC of the Company’s Peer Group.

The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and voting at the Annual Meeting is required to ratify the approval of the 2011 Plan

Management recommends that you vote FOR approval of the Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated.

Proposal 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Act requires that the Company seek a non-binding advisory vote from its stockholders to approve the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

Our executive compensation policy is designed to enable the Company to attract, motivate and retain highly-qualified senior executives by providing a competitive compensation opportunity based significantly on performance. Our intent is to provide fair and equitable compensation in a way that rewards executives for achieving specified financial goals. Our performance-related awards are structured to link a substantial portion of our executives’ total potential compensation to the Company’s performance on both a long-term and short-term basis, to recognize individual contribution, as well as overall business results, and to align executive and stockholder interests. Accordingly, we reward performance in excess of pre-established targets of earnings and return on assets, and profit growth in excess of a multiple of industry growth, and we avoid establishing goals that could divert our executives’ attention from the fundamentals of effective and efficient operations.

We are requesting stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement, including the disclosures under “Executive Compensation-Compensation Discussion and Analysis,” the compensation tables, and the related information and discussion. The vote is intended to address the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

The vote is advisory and therefore not binding on the Company or the Compensation Committee or the Board of Directors. However, we value the opinions of our stockholders, and we will carefully consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

For the reasons stated, the Board of Directors recommends a vote FOR the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and related information and discussion, is hereby APPROVED.”

The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and voting at the Annual Meeting is required for advisory approval of the foregoing non-binding resolution.

Proposal 4.  ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Act, at least once every six years the Company is required to request its stockholders to recommend, in a non-binding advisory resolution, whether the advisory stockholder vote on executive compensation should occur every one, two or three years.

Accordingly, we are requesting stockholder approval, in a non-binding vote, of the following resolution:

“RESOLVED, that the stockholders of the Company recommend that an advisory resolution on executive compensation be submitted for stockholder vote every one, two or three years, as reflected by their votes on each alternative offered in connection with this resolution.”

You should mark your proxy card indicating one, two, or three years, depending on your preference for the frequency with which an advisory resolution on executive compensation should be submitted for stockholder vote, or you should abstain if you have no preference.

The Board of Directors will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, because this vote is advisory and non-binding, the Board of Directors may decide that it is in the best interests of the Company and its stockholders to hold an advisory vote more or less frequently than the alternative that has been selected by stockholders.

After careful consideration of the frequency alternatives, the Board of Directors recommends that you vote for a frequency of ONE YEAR as most appropriate for the Company and its stockholders at this time.

Proposal 5. APPOINTMENT OF AUDITORS

It is proposed that the stockholders ratify the appointment by the Board of Directors of KPMG LLP as independent auditors for the purpose of auditing and reporting upon the consolidated financial statements and internal control over financial reporting of the Company for the year ending December 31, 2011. KPMG LLP is an independent registered public accounting firm. It is expected that a representative of that firm will be present at the Annual Meeting of Stockholders to be held on May 18, 2011 and will be afforded the opportunity to make a statement and respond to appropriate questions from stockholders present at the meeting.

The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and voting at the Annual Meeting is required to ratify the appointment of KPMG LLP.

The Board of Directors recommends that you vote FOR ratification of the appointment of KPMG LLP as independent auditors for the year ending December 31, 2011.

Fees for Independent Auditors

The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2010 and 2009:

	2010	2009
Audit Fees:
Consists of fees billed for professional services rendered for the annual audit of the Company’s financial statements and for the reviews of the interim financial statements included in the Company’s Quarterly Reports	$969,000	$961,000

Audit-Related Fees:
Consists primarily of fees billed for assistance with regulatory filings and other audit related services and filings	$18,000	$28,000

Tax Fees:
Consists of fees billed for tax planning and compliance, assistance with the preparation of tax returns, tax services rendered in connection with acquisitions made by the Company and advice on other tax related matters	$11,530	$14,500

All Other Fees:
Other Services	$-	$-

Total All Fees	$998,530	$1,003,500

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditors’ independence. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

In making its recommendation to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011, the Audit Committee has determined that the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the only business which Management intends to present or knows that others will present at the meeting is that set forth herein. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the form of Proxy solicited from holders of the Common Stock to vote the Proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

All proposals which stockholders of the Company desire to have presented at the Annual Meeting of Stockholders to be held in May 2012 must be received by the Company at its principal executive offices on or before December 31, 2011.

By Order of the Board of Directors

LEIGH J. ABRAMS

Chairman of the Board of Directors

April 8, 2011

Exhibit A

DREW INDUSTRIES INCORPORATED

Equity Award and Incentive Plan
(as Amended and Restated)

1.	Purpose	3

2.	Definitions	3

3.	Administration	5

4.	Stock Subject to Plan	7

5.	Specific Terms of Awards	8

6.	Eligibility; Per-Person Award Limitations	8

7.	Performance Awards, Including Annual Incentive Awards	12

8.	Certain Provisions Applicable to Awards	15

9.	Change in Control	16

10.	General Provisions	19

2

DREW INDUSTRIES INCORPORATED Equity Award and Incentive Plan,
as Amended and Restated

1.           Purpose.  The purpose of this Equity Award and Incentive Plan (the “Plan”) is to aid Drew Industries Incorporated, a Delaware corporation (the “Corporation”), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other persons who provide substantial services to the Corporation or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Corporation goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders.  The Plan authorizes stock-based and cash-based incentives for Participants.  The Plan, which was originally adopted by the Corporation and approved by its stockholders effective May 16, 2002, and amended and restated effective December 1, 2008, is hereby amended and restated effective May 18, 2011.

2.           Definitions.  In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)           “Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b)           “Award” means any Option, SAR, Restricted Stock, Deferred Stock, or Stock granted as a bonus or in lieu of another award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

(c)           “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(d)           “Board” means the Corporation’s Board of Directors.

(e)           “Change in Control” and related terms have the meanings specified in Section 9.

(f)           “Code” means the Internal Revenue Code of 1986, as amended.  References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

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(g)           “Committee” means the Compensation Committee of the Board or such other committee of two or more directors designated by the Board to administer the Plan; provided, however, that directors appointed or serving as members of a Board committee designated as the Committee shall not be employees of the Corporation or any subsidiary or affiliate.  In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee.  The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(h)           “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 10(j).

(i)            “Deferred Stock” means a right, granted to a Participant under Section 6(f), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period that may be subject to certain restrictions and to a risk of forfeiture.

(j)            “Eligible Person” has the meaning specified in Section 5.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.  References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(l)            “Fair Market Value” of the Stock shall be determined in good faith by the Committee in accordance with the provisions of Treasury Department regulations 1.409A-1(b)(5)(iv)(A) and can be based upon the last sale before or first sale after the date of determination, the closing price on the trading day before or the trading day after the determination date, the arithmetic mean of the high and low prices on the trading date of determination, or any other reasonable method using actual transactions of the Stock as reported for composite transactions in the New York Stock Exchange.  Notwithstanding the foregoing, unless otherwise determined by the Committee, “Fair Market Value” of the Stock as of any date shall mean the closing price of the Stock as reported for composite transactions in the New York Stock Exchange on the date immediately prior to such date or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported.

(m)           “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

(n)           “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(o)           “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(p)           “Performance Award” means a right, granted to a Participant under Sections 6(g) and 7, to receive Awards or payments based upon performance criteria specified by the Committee.

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(q)           “Preexisting Plan” means the Drew Industries Incorporated Stock Option Plan Amended and Restated June 1, 1999.

(r)            “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3), an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m) and an “independent director” for purpose of the rules of the New York Stock Exchange.

(s)           “Restatement Effective Date” has the meaning specified in Section 10(q).

(t)            “Restricted Stock” means Stock granted to a Participant under Section 6(e) that may be subject to certain restrictions and to a risk of forfeiture.

(u)           “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(v)           “Stock” means the Corporation’s Common Stock, par value $.01 per share, and any other equity securities of the Corporation that may be substituted or resubstituted for Stock pursuant to Section 10(c).

(w)           “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

(x)           “Substitute  Award” has the meaning specified in Section 4(b).

3.           Administration.

(a)           Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and stockholders.  The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).  The foregoing notwithstanding, the Committee shall not have authority to accelerate or otherwise provide for the times at which any Award is paid or delivered if any Award is subject to Section 409A of the Code in a manner that would result in the imposition upon any Participant of an additional tax under Section 409A of the Code, and provided further, in the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, a Participant is deemed to be a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), payments and/or deliveries in respect of any Award subject to Section 409A of the Code that are made on account of such Participant’s separation from service from the Corporation and all subsidiaries shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service (other than by death), determined in accordance with Section 409A of the Code and the regulations promulgated thereunder.  The Committee, to minimize or avoid any sanction or damages to a Participant or Beneficiary, or to any other person resulting from a violation of Code Section 409A under the Plan, may undertake correction of any violation or participate in any available correction program, as described in Notice 2008-113 or other Treasury or IRS guidance.

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(b)           Manner of Exercise of Committee Authority.  At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Corporation may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or managers of the Corporation or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Corporation and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.

(c)           Limitation of Liability.  The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Corporation or a subsidiary or affiliate, the Corporation’s independent auditors, consultants or any other agents assisting in the administration of the Plan.  Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Corporation or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

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4.           Stock Subject to Plan.

(a)           Overall Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan as of the Restatement Effective Date shall be (i) 1,530,000, (ii) reduced by one (1) share of Stock for each share of Stock subject to an Option or SAR granted under the Plan after December 31, 2010 and 1.60 shares of Stock for each share of Stock subject to an Award other than an Option or SAR granted under the Plan after December 31, 2010 . Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)           Share Counting Rules.  Shares subject to an Award or an award under the Preexisting Plan that after December 31, 2010 is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards, and shares withheld after December 31, 2010 in payment of taxes relating to an Award other than an Option or SAR or Preexisting Plan awards other than stock options or stock appreciation rights and shares equal to the number surrendered after December 31, 2010 in payment of any taxes relating to an Award other than an Option or SAR or Preexisting Plan awards other than stock options or stock appreciation rights  shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan.  Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares available for Awards: (i) shares tendered by the Participant or withheld by the Company after December 31, 2010 in payment of the exercise price of an Option or an option granted under the Preexisting Plan, or to satisfy any tax withholding obligation with respect to Options or SARs and options or stock appreciation rights granted under the Preexisting Plan, and (ii) shares subject to a SAR or a stock appreciation right granted under the Preexisting Plan that are not issued in connection with its stock settlement on exercise thereof  after December 31, 2010 and (iii) Shares reacquired by the Company after December 31, 2010 on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Preexisting Plan.  In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Corporation or a subsidiary or affiliate (“Substitute Award”), shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Corporation’s assumption of the plan or arrangement of the acquired company or business.  Furthermore, in the event that a company acquired by the Corporation or a subsidiary or affiliate or with which the Corporation or a subsidiary or affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not be counted against the number of shares reserved under the Plan; provided that Awards using such shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Corporation or a subsidiary or affiliate prior to such acquisition or combination. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

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(c)           No Repricings.  Unless otherwise approved by the Corporation’s stockholders and except as provided in Section 10(c) or in connection with a Change in Control, in no event may an Option or SAR be cancelled in exchange for cash or other action be taken with respect to an Option or SAR that could be characterized as a “repricing” under the rules of the New York Stock Exchange, including a reduction of the exercise price of an Option or the grant price of an SAR or the exchange of an Option or SAR for another Award.

5.           Eligibility; Per-Person Award Limitations.  Awards may be granted under the Plan only to Eligible Persons.  For purposes of the Plan, an “Eligible Person” means an employee of the Corporation or any subsidiary or affiliate, including any executive officer, a non-employee director of the Corporation, a consultant or other person who provides substantial services to the Corporation or a subsidiary or affiliate, and any person who has been offered employment by the Corporation or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Corporation or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Corporation or a subsidiary or affiliate for purposes of eligibility for participation in the Plan.    Subject to adjustment as provided in Section 10(c), no Participant may (i) be granted Options or SARs during any 12-month period with respect to more than 1,000,000 shares and (ii) earn more than 500,000 shares for each twelve (12) months in the vesting period or performance period with respect to other Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in shares.  In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each twelve (12) months in a Performance Period with respect to each Award (other than an Option or SAR) that is intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000.

6.           Specific Terms of Awards.

(a)           General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award.  The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan.  The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

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(b)           Options.  The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i)           Exercise Price.  The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that other than with respect to a Substitute Award such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(ii)          Option Term; Time and Method of Exercise.  The Committee shall determine the term of each Option, (provided that no term of any Option will exceed ten years from the grant date), the circumstances under which on Option may be exercised, the methods by which such exercise price may be paid, the form of such payment (subject to Section 10(k)), (including through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered in satisfaction of Options to Participants.

(iii)         ISOs.  The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.

(c)           Stock Appreciation Rights.  The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)           Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise  over (B) the grant price of the SAR as determined by the Committee.  The grant price per share of Stock subject to an SAR, other than with respect to a Substitute Award, shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR or, if applicable, on the date of grant of an Option with respect to an SAR granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code).

(ii)          Other Terms.  The Committee shall determine at the date of grant or thereafter the time or times at which and the circumstances under which an SAR may be exercised (provided that no term of any SAR will exceed ten years from the grant date), the method of exercise and settlement, form of consideration payable in settlement, forms in which Stock will be delivered to Participants, and whether or not an SAR shall be free-standing or in tandem or combination with another Award.

(d)           Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Corporation or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(e)           Restricted Stock.  The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

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(i)           Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and any other restrictions the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter; provided, however, that, subject to Section 9, Restricted Stock shall not be transferable prior to the first anniversary of the grant thereof.  Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii)          Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)         Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

(iv)         Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee shall require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.  Notwithstanding anything to the contrary in this Section 6(e), cash dividends, Stock and any other property distributed as a dividend or otherwise with respect to any Award of Restricted Stock that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash, Stock or other property has been distributed and be paid at the time such restrictions and risk of forfeiture lapse.

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(f)           Deferred Stock.  The Committee is authorized to grant Deferred Stock to Eligible Persons, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i)           Award and Restrictions.  Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee or, if permitted by the Committee, as elected by the Participant.  If Participant is permitted to elect a deferral period for an Award of Deferred Stock, the Participant shall submit an irrevocable deferral election (in a form provided by the Committee) no later than December 31 of the year prior to the year in which the Award of Deferred Stock is earned (or, if provided by the Committee, such later date permitted by Section 409A of the Code).  The deferral election will specify (A) permissible payment events as some or all of the following affecting the Participant (i) separation from service; (ii) death; (iii) disability, a specified time or pursuant to a fixed schedule; (iv) Change in Control or (v) unforeseeable emergency, (B) the date on which payment shall be made or begin and (C) the form of payment (i.e., in a lump-sum or installments).  All deferrals hereunder shall be accomplished in a manner consistent with the requirements of Section 409A of the Code and the regulations promulgated thereunder.  In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 10(k)), as determined by the Committee at the date of grant or thereafter.  The foregoing notwithstanding, in the event that it is reasonably determined by the Committee that the Participant is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code, payments or deliveries of Stock or other Awards in satisfaction of Deferred Stock subject to Section 409A of the Code that are made on account of such Participant’s separation from service from the Corporation and all subsidiaries shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service (other than by death), determined in accordance with Section 409A of the Code and the regulations promulgated thereunder.

(ii)           Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

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(iii)         Subsequent Changes in Awards of Deferred Stock.  Any election to change the time of payment or method of distribution of Stock specified in a deferral election or in an Award of Deferred Stock (a “Subsequent Election”) may only be made by the Participant in writing, in a form provided by the Committee, provided, however, that (A) such change may not take effect until at least 12 months after the date on which such election is made, (B) in the case of any distribution to be made at a specified time or on a fixed schedule or on events other than death or Disability, the first payment subject to the change must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made, (C) any change related to a payment to be made at a specified time or pursuant to a fixed schedule may not be made less than 12 months prior to the date of the first scheduled payment and (D) no such election may be changed in a way that is considered to be an acceleration of the time or schedule of payments except as provided in §409A of the Code and Treasury regulations thereunder.  A Subsequent Election may be changed at any time before the last permissible date for making such Subsequent Election after which such Subsequent Election shall become irrevocable.

(iv)         The Committee may provide, in its sole discretion, that a Participant holding Deferred Stock will be entitled to amounts equivalent to cash, or other dividends on the Stock (“Dividend Equivalents”), with respect to the number of shares of Stock covered by the Award, and that the Dividend Equivalents shall be either (A) paid at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such Dividend Equivalents, or (B) automatically credited in additional Deferred Stock, which shall be subject to the same terms as applied to the original Deferred Stock to which they relate, or (C) deferred as to payment, either as a cash amount or with the amount or value thereof automatically credited in additional Deferred Stock, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Dividend Equivalents with respect to Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Deferred Stock with respect to which such Dividend Equivalents are credited.  Notwithstanding anything to the contrary in this Section 6(f), Dividend Equivalents with respect to any Award of Deferred Stock that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, be subject to restrictions and a risk of forfeiture to the same extent as the with respect to which such Dividend Equivalents are credited and be paid at the time as such Deferred Stock is settled.

(g)          Performance Awards.  Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.           Performance Awards, Including Annual Incentive Awards.

(a)           Performance Awards Generally.  The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7.  Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) that may be earned upon achievement or satisfaction of performance conditions specified by the Committee.  In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

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(b)           Performance Awards Granted to Covered Employees.  If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 7(b).

(i)           Performance Goal Generally.  The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b).  The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of one or more performance goals.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)          Business Criteria.  One or more of the following business criteria for the Corporation, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Corporation shall be used by the Committee in establishing performance goals for such Performance Awards: (1)  revenues; (2) operating profit, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, non-cash stock based compensation, extraordinary items, or special items; (3) net income or net income per common share (basic or diluted), before or after special items or extraordinary items; (4) return on assets, return on net assets, return on investment, return on capital, return on invested capital, or return on equity; (5) cash flow, free cash flow, cash flow per share, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit or economic value added models or equivalent metrics; (8) operating margin or gross margin; (9) stock price, comparisons with various stock market indices, or total stockholder return; (10) financial ratios, including those measuring liquidity, activity, profitability, or leverage; (11) financing and other capital raising transactions; (12) working capital levels or components thereof; and (13) strategic business criteria, consisting of one or more objectives such as market penetration, market share, geographic business expansion goals, cost targets, expense targets, customer or employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, in-licensing and out-licensing of intellectual properties, and goals relating to acquisitions, strategic partnerships, or divestitures. The targeted level of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies or compared to industry statistics.

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(iii)         Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of at least 12 consecutive months in which the Participant performs services, as specified by the Committee.  A performance goal shall be established in writing, not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed, provided that the outcome must be substantially uncertain at the time that the Committee establishes the performance goals.  Notwithstanding anything herein to the contrary, a performance period may be for a period of less than 12 consecutive months (a “Short Performance Period”) provided that the payment or settlement of a Performance Award which relates to a Short Performance Period shall (i) be made within the 2 ½ months following the end of the taxable year of the Corporation which contains the last month of the Short Performance Period and (ii) constitute a “short term deferral” within the meaning of Regulation 1.409A-1(b)(4) under Code Section 409A.

(iv)         Settlement of Performance Awards; Other Terms.  Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee.  Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m).  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c)           Annual Incentive Awards Granted to Designated Covered Employees.  The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee.  Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(c).

(i)           Grant of Annual Incentive Awards.  Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period.  The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee.  In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

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(ii)          Payout of Annual Incentive Awards.  After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant.  The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount.  The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

(d)           Written Determinations.  Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m).  Specifically, the Committee shall certify in writing, in a manner conforming to applicable, regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.           Certain Provisions Applicable to Awards.

(a)           Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award document, payments to be made by the Corporation or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, and may be made in a single payment, in installments, or on a deferred basis.  The settlement of any Award may be accelerated (unless the Award is subject to Section 409A of the Code and the acceleration would result in the imposition upon the Participant of an additional tax under Section 409A of the Code), and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 10(k)).  Installment or deferred payments may be required by the Committee (subject to Section 10(e)) or permitted at the election of the Participant on terms and conditions established by the Committee.  Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(b)           Exemptions from Section 16(b) Liability.  With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Corporation, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.  To the extent that compliance with any Plan provision applicable solely to such Participants is not required in order to bring a transaction by such Participants into compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee.  To the extent any provision of the Plan or action by the Committee involving such Participants is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Participants, to the extent permitted by law and deemed advisable by the Committee.

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9.           Change in Control.

(a)           Effect of “Change in Control” on Assumed or Substituted Non-Performance Based Awards.  In the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards that are assumed or substituted for by the successor company (or are continued by the Corporation if it is the ultimate parent corporation), including Awards as to which performance conditions previously have been  satisfied or are deemed satisfied under Section 9(c) if a Participant’s employment with the successor company (or the Corporation) or a subsidiary or affiliate terminates within 24 months following such Change in Control (or such other period set forth in the Award document, including prior thereto if applicable) and under the circumstances specified in the Award document, unless otherwise provided by the Committee:

(i)           All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond a Change in Control and subject to applicable restrictions set forth in Section 10(a);

(ii)           Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for “cause” (as defined in any employment or severance agreement between the Corporation or a subsidiary or affiliate and the Participant then in effect or, if none, as defined in the Award document), subject only to applicable restrictions set forth in Section 10(a); and

(iii)         The Committee may, in its discretion, determine to extend to any Participant who holds an Option or SAR the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option or SAR, to receive in cash the excess of the Change in Control Price over the exercise price of such Option or SAR, multiplied by the number of shares of Stock covered by such Option or SAR, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

(b)           Effect of “Change in Control” on Non-Assumed or Substituted Non-Performance Based Awards.  In the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards that are not assumed or substituted for by the successor company (or are not continued by the Corporation if it is the ultimate parent corporation), including Awards as to which performance conditions previously have been  satisfied or are deemed satisfied under Section 9(c), unless otherwise provided by the Committee in the Award document:

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(i)           All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond a Change in Control and subject to applicable restrictions set forth in Section 10(a);

(ii)           Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for “cause” (as defined in any employment or severance agreement between the Corporation or a subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 10(a); and

(iii)           The Committee may, in its discretion, determine to extend to any Participant who holds an Option or SAR the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option or SAR, to receive in cash the excess of the Change in Control Price over the exercise price of such Option or SAR, multiplied by the number of shares of Stock covered by such Option or SAR, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

(c)           Effect of “Change in Control” on Performance-Based Awards.  In the event of a “Change in Control,” with respect to an outstanding Award subject to achievement of performance goals and conditions, if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant (i) such performance goals and conditions will be deemed to be met (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) or (ii) the Award will be converted, based on achievement of performance goals through the date of the Change in Control or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), into Restricted Stock or Deferred Stock that vests solely on continued service with the Company through a period of time that ends no later than the last day of the Performance Period; the converted Award will be subject to the provisions of paragraph (a) or (b) of this Section, depending on whether the Award is assumed or substituted for by the successor company (or is continued by the Corporation if it is the ultimate parent corporation).

(d)           Cancellation of Stock Options and SARs.  The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each outstanding Option and SAR shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each share of Stock subject to such Option or SAR, an amount equal to the excess of the Change in Control Price over the exercise price per share of Stock of such Option and/or SAR; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. In addition, unless otherwise provided in the Award document, Options and SARs outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Change in Control Price is less than the per share of Stock Option exercise price or Stock Appreciation Right grant price.

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(e)           Definition of “Change in Control.”  A “Change in Control” means, except as otherwise provided in an Award document, a change (i) in the ownership of the Corporation (which shall occur when a “person” or “group” (as determined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934), except any majority-owned subsidiary of the Corporation or any employee benefit plan of the Corporation or any trust thereunder, acquires more than 50% of the voting power or fair market value of the Stock of the Corporation); (ii) in the effective control of the Corporation (which shall result from the acquisition, or acquisition during the 12-month period ending on the date of the latest acquisition, by one or more persons acting as a group of 30% or more of the total voting power of the Stock of the Corporation or replacement of a majority of the directors of the Corporation during any 12-month period by directors not endorsed by a majority of the board of directors of the Corporation before appointment or election; or (iii) in the ownership of a substantial portion of the assets of the Corporation (which shall result from the acquisition, or acquisition during a 12-month period ending on the date of the latest acquisition, by one or more persons (other than related persons described in Treasury Regulation § 1.409A-3(i)(5)(vii)(B)) acting as a group of all or substantially all of the assets of the Corporation), each within the meaning of Treasury Regulation § 1.409A-3(i)(5).

An event constituting a Change in Control must be objectively determinable and any certification thereof by the Committee may not be subject to the discretion of the Committee.  The foregoing definition of Change in Control is intended to comply with Section 409A of the Code and the guidance issued thereunder and shall be interpreted by the Committee in a manner consistent therewith.

(f)           Definition of “Change in Control Price.”  The “Change in Control Price” means an amount in cash equal to the Fair Market Value of one share of Stock immediately prior to the occurrence of the Change in Control.

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10.         General Provisions.

(a)           Compliance with Legal and Other Requirements.

(i)           The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control, provided however, that with respect to any Awards that are subject to Section 409A of the Code, the Stock, cash or other consideration payable with respect to the Award shall be payable immediately following (and in no event no more than 90 days following) the Participant’s “separation from service” (as defined in Section 409A of the Code), except that to the extent that such Awards are held by a Participant who was a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), the delivery of the Stock, cash or other consideration payable with respect to such Awards shall be delayed to the date that is 6 months and one day following the Participant’s “separation from service” solely to the extent necessary to avoid the additional taxes imposed by Section 409A(a)(i)(B) of the Code.

(ii)           Except to the extent an Award agreement provides for a different result (in which case the Award agreement will govern and this Section 10(a)(ii) shall not be applicable), in the event that the vesting of Awards together with all other payments and the value of any benefits received or to be received by a Participant (the “Total Payments”) would result in all or a portion of such Total Payments being subject to the excise tax under Section 4999 of the Code (the “Excise Tax”), then the Participant’s Total Payments shall be either (i) the full amount of such payments and benefits or (ii) such lesser amount that would result in no portion of the Total Payments being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of payments and benefits notwithstanding that all or some portion of such payments and benefits may be taxable under Section 4999 of the Code.  Solely to the extent that the Participant is better off on an after-tax basis as a result of the reduction of Total Payments, such payments and benefits shall be reduced or eliminated, as determined by the Corporation, in the following order: (i) any cash payments, (ii) any taxable benefits, (iii) any nontaxable benefits, and (iv) any vesting or accelerated delivery of equity awards in each case in reverse order beginning with the payments or benefits that would have been paid, in the ordinary course, the farthest in time from the date that triggers the applicable Excise Tax.

All determinations required to be made under this Section 10(a)(ii) shall be made by a nationally recognized accounting firm (the “Accounting Firm”).  The Corporation shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Corporation and the Participant. All fees and expenses of the Accounting Firm shall be borne solely by the Corporation.  The Accounting Firm’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). For the purposes of all calculations under Section 280G of the Code and the application of this Section 10(a)(ii), all determinations as to the present value shall be made in accordance with the regulations promulgated under Section 280G of the Code.

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(b)           Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the SEC). Notwithstanding the foregoing, transfers shall only be permitted (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)           Adjustments.  In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall, in such manner as it may deem equitable or appropriate, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock (including without limitation whether such stock is restricted) subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 10(k)). In addition, the Committee is authorized to make adjustments in the terms, conditions and criteria included in any Awards in recognition of unusual or nonrecurring events affecting the Corporation or for any other reason deemed relevant by the Committee acting in good faith.

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(d)           Tax Provisions.

(i)           Withholding.  The Corporation and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to any employee Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and employee Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of an employee Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee.  Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

(ii)          Requirement of Notification of Code Section 83(b) Election.  If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States, such Participant shall notify the Corporation of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)         Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Corporation of such disposition within ten days thereof.

(e)           Changes to the Plan.  The Board may suspend, terminate or amend the Plan (subject to the provisions of 10(q)), or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants; provided, however, that no such action, except with the consent of stockholders, may (a) increase the maximum number of shares of Stock covered by the Plan or change the class of employees who are Eligible Persons; (b) reduce the exercise price for any stock options or SARs below the Fair Market Value of the Common Stock on the date of the grant of such option, or cancel any stock options or SARs in exchange for cash or another Award (other than in connection with a Change in Control); (c) extend beyond 10 years from the date of the grant the period within which any Award may be exercised; (d) extend the period during which Awards may be granted; or (e) increase the Annual Limit; provided, further, however, that any amendment to the Plan shall be submitted to the Corporation’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted.

To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all Award agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. The Board may amend the Plan at any time to comply with Section 409A of the Code regulations promulgated thereunder and other Treasury or IRS guidance regarding or affecting Code Section 409A, provided that such amendment will not result in taxation to any Participant under Code Section 409A.

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(f)           Right of Setoff.  The Corporation or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Corporation or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Corporation, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 10(f).

(g)          Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)          Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i)           Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)           Cancellation of Award; Forfeiture of Gain.  Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that:

(i)           In the event of a restatement of the Company’s financial statements, the Committee shall have the right to review any Award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement.  If the Committee determines, based on the results of the restatement, that a lesser amount or portion of an Award should have been paid or vested, it may (x) cancel all or any portion of any outstanding Awards and (y) require the Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or SAR and the value realized (whether or not taxable) on the vesting or payment of any other Award.

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(ii)          If the Participant, during the time period specified in the Award Agreement, engages in any prohibited activity or conduct described in subsection (iii) below the exercise or vesting of the Award may be rescinded within one (1) year after the Company becomes aware of such activity or conduct, and the Company shall notify the Participant in writing of any such rescission within such one-year period.  Within ten (10) days after receiving such notice of rescission, the Participant shall (x) return to the Company the number of shares of Common Stock that the Participant received upon exercise or vesting of the Award which have not been sold, and (y) pay to the Company the amount of any gain realized as a result of the sale of any Common Stock that the Participant received upon exercise or vesting of the Award, in such manner and on such terms and conditions as may be required by the Company. The Company also shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

(iii)         The prohibited activity or conduct is (w) the unauthorized rendering of services for any organization or engaging, directly or indirectly, in any business which is competitive with the business of the Company; (x) the disclosure to any person or entity outside the Company, or use in other than the Company’s business, without prior written authorization from the Company, of any Confidential Information or material relating to the business of the Company; (y) activity that results in termination of the Participant’s employment or services as a director of the Company for cause; or (z) any other conduct or act reasonably determined by the Company to be injurious, detrimental or prejudicial to any interest of the Company.

(k)           Compliance with Code Section 162(m).  It is the intent of the Corporation that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award.  Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year.  If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(l)           Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

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(m)          Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(n)           Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a subsidiary or affiliate, (ii) interfering in any way with the right of the Corporation or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Corporation and the Participant any rights or remedies thereunder.

(o)           Severability; Entire Agreement.  If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(p)           Awards Under Preexisting Plan.  Upon approval of the Plan by stockholders of the Corporation as required under Section 10(q) hereof, no further awards shall be granted under the Preexisting Plan.

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(q)           Effective Date of Amendment and Restatement; Termination.  This amendment and restatement of the Plan shall become effective if, and at such time as, the stockholders of the Corporation have approved it by the affirmative votes of the holders of a majority of the voting securities of the Corporation present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders (the “Restatement Effective Date”).  This amendment and restatement of the Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event the Plan shall continue in effect without regard to this amendment and restatement.  Unless the Plan is earlier terminated by action of the Board, Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Restatement Effective Date, on which date this Plan will terminate except as to Awards then outstanding under this Plan.  Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

The Board may terminate the Plan in accordance with the provisions of this Section 10(q) subject to the restrictions imposed by Section 409A of the Code.  In order for the provisions of this Section 10(q) to apply, the Board must designate in writing that the Plan is being terminated in accordance with this Section.

The Plan may be terminated within twelve (12) months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of the bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A).  In such event, distributions must be paid to Participants no later than the latest of: (A) the last day of the calendar year in which the Plan termination occurs, (B) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (C) the first calendar year in which payment is administratively practicable.

The Plan may be terminated at any other time, provided that if the Plan is then subject to the requirements of Section 409A of the Code, such termination does not occur proximate to a downturn in the financial health of the Corporation or an “Affiliate” (as such term is defined in Rule 12b-2 of the Exchange Act), and all other plans required to be aggregated with this Plan under Section 409A of the Code and Treasury regulations thereunder are also terminated and liquidated.  In such event, distributions to Participants shall be paid no earlier than twelve (12)-months (and no later than twenty-four (24) months) after the date of termination.  Notwithstanding the foregoing, any payment that would otherwise be paid during the twelve (12)-month period beginning on the Plan termination date pursuant to the terms of the Plan shall be paid in accordance with such terms.  In addition, the Corporation or any Affiliate shall be prohibited from adopting a similar arrangement within three (3) years following the date of the Plan’s termination, unless such arrangement would be permissible under Section 409A of the Code and the Treasury regulations thereunder.

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DREW

DREW INDUSTRIES INCORPORATED
200 MAMARONECK AVENUE
WHITE PLAINS, NY 10801

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Edward W. Rose, III　02 Leigh J. Abrams　03 Fredric M. Zinn　04 James F. Gero　05 Frederick B. Hegi, Jr.
06 David A. Reed　07 John B. Lowe, Jr.　08 Jason D. Lippert

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
4. To recommend, in an advisory and non-binding vote, whether a non-binding stockholder vote to approve the compensation of the Company's named executive officers should occur ever one, two or three years;	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]　Date　　Signature (Joint Owners)　Date

0000095316_1　R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

DREW INDUSTRIES INCORPORATED
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
MAY 18, 2011

The stockholder(s) hereby appoint(s) Fredric M. Zinn and Joseph S. Giordano III, or either of them, as proxies, each with the power to appoint his substitue, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Drew Industries Incorporated that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., Central Time on May 18, 2011, at the Renaissance Dallas Hotel, 2222 Stemmons Freeway, Dallas, Texas 75207 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF THIS PROXY IS PROPERLY EXECUTED BUT NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, 3, 5 AND FOR A 1 YEAR FREQUENCY FOR PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

0000095316_2 R1.0.0.11699

Continued and to be signed on reverse side